UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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James River Group Holdings, Ltd.

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Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda
April 2, 2019
Dear Shareholder:
You are cordially invited to attend the Annual General Meeting of Shareholders (the “Annual Meeting”) of James River Group Holdings, Ltd. (the “Company”) to be held at 8:00 a.m. local time on Tuesday, April 30, 2019 at our executive offices located at Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08 Bermuda.
We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of Annual General Meeting of Shareholders and proxy statement. Included with this proxy statement is a copy of our Annual Report for our year ended December 31, 2018. We encourage you to read our Annual Report. It includes information about our business as well as our consolidated audited financial statements.
Please use this opportunity to take part in our corporate affairs by voting on the business to come before the Annual Meeting. Whether or not you plan to attend our Annual Meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See “What options are available to me to vote my shares?” in the proxy statement for additional information. Returning the proxy or voting electronically does NOT deprive you of your right to attend the Annual Meeting or to vote your shares owned of record by you in person for the matters acted upon at the Annual Meeting.
We look forward to seeing you at the Annual Meeting.
Sincerely,
J. Adam Abram
Chairman of the Board of Directors

Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on April 30, 2019

TIME AND DATE	8:00 a.m. local time on Tuesday, April 30, 2019
PLACE	At our executive offices located at Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08 Bermuda
ITEMS OF BUSINESS
(1)
Election of four Class II directors to hold office until the 2022 annual general meeting of shareholders;

(2)
Re-appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditor to serve until the 2020 annual general meeting of shareholders and authorization of our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration;

(3)
A non-binding, advisory vote to approve the 2018 compensation of our named executive officers;

(4)
The approval of an amendment to the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan; and

(5)
Any other business that may properly come before the annual general meeting of shareholders and any adjournments or postponements thereof.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on March 15, 2019.
PROXY VOTING	It is important that your shares be represented and voted at the annual general meeting of shareholders. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy card and are included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the annual general meeting of shareholders by following the instructions in the proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2019: The Notice of Annual General Meeting of Shareholders, Proxy Statement and 2018 Annual Report are available at https://materials.proxyvote.com/G5005R. These documents are first being mailed to shareholders on or about April 2, 2019.
By order of the Board of Directors,
Robert P. Myron
President and Chief Executive Officer

JAMES RIVER GROUP HOLDINGS, LTD.
Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda
PROXY STATEMENT
DATED APRIL 2, 2019
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on April 30, 2019

We are providing these proxy materials to you in connection with our 2019 Annual General Meeting of Shareholders, which we refer to in this proxy statement as the Annual Meeting. The Annual Meeting will be held at our executive offices located at Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08 Bermuda on Tuesday, April 30, 2019, at 8:00 a.m. local time. This proxy statement and our 2018 Annual Report are being made available to our shareholders beginning on or about April 2, 2019. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
FREQUENTLY ASKED QUESTIONS
Where and when will the meeting take place?
The Annual Meeting will be held at 8:00 a.m. local time on Tuesday, April 30, 2019, at our executive offices located at Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08 Bermuda.
What is the purpose of the Annual Meeting and these materials?
We are providing these proxy materials in connection with the solicitation by our Board of Directors (the “Board of Directors” or “Board”) of matters to be voted on at the Annual Meeting and any adjournments or postponements thereof.
At the Annual Meeting, you will be asked to vote on the following matters:
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the election of four Class II directors to hold office until the 2022 annual general meeting of shareholders;

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the re-appointment of Ernst & Young LLP, an independent accounting firm, as the Company’s independent auditor to serve until the 2020 annual general meeting of shareholders and the authorization of our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration;

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a non-binding, advisory vote to approve the 2018 compensation of our named executive officers;

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the approval of an amendment to the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan (the “Non-Employee Director Plan”); and

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any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

What are the Board of Directors’ recommendations?
Our Board of Directors recommends a vote:
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FOR the election of each of Janet Cowell, Jerry R. Masters, Ollie L. Sherman, Jr. and Sundar Srinivasan to hold office as a Class II director until the 2022 annual general meeting of shareholders;

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FOR re-appointment of Ernst & Young LLP as the Company’s independent auditor to serve until the 2020 annual general meeting of shareholders and the authorization of our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration;

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FOR the approval, on a non-binding, advisory basis, of the 2018 compensation of our named executive officers; and

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FOR the approval of an amendment to the Non-Employee Director Plan.

Who is entitled to vote at the Annual Meeting?
Our Board of Directors has set March 15, 2019 as the record date for the Annual Meeting. All shareholders who owned common shares at the close of business on March 15, 2019 may vote at the Annual Meeting, either in person or by proxy. As of the record date, there were 30,143,966 common shares outstanding and entitled to vote.
How many votes do I have?
You have one vote for each common share that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other intermediary. There is no cumulative voting.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
The majority of our shareholders hold their shares through a broker, bank or other intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Shareholder of Record.   If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered to be the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.
Beneficial Owner.   If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or other intermediary, which is considered to be the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other intermediary on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or other intermediary has enclosed a voting instruction card for you to use in directing the broker, bank or other intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.
What if I do not vote for some of the items listed on my proxy card or voting instruction card?
If you are a record holder and return your signed proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.
If you are a beneficial owner and hold your shares in street name through a broker, bank or other intermediary and do not give voting instructions to the broker, bank or intermediary, then such party will determine if it has the discretionary authority to vote on the particular matter. Under the applicable rules, brokers, banks and other intermediaries have the discretion to vote on routine matters, but do not have discretion to vote on non-routine matters. A vote not cast by a broker, bank or other intermediary because it has not been voted by the beneficial owner and because the broker, bank or intermediary does not have discretionary authority to vote on the particular matter is referred to as a “broker non-vote.”
Proposal 1, the election of four Class II directors to hold office until the 2022 annual general meeting of shareholders, is considered a non-routine matter, and as a result, a broker, bank or other intermediary will not be able to vote on this proposal if you are a beneficial owner and do not provide voting instructions.

Proposal 2, the re-appointment of Ernst & Young LLP as our independent auditor to serve until the 2020 annual general meeting of shareholders and the authorization of the Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration, is a matter considered routine under applicable rules. As a result, a broker, bank or other intermediary will be able to vote on this proposal if you are a beneficial owner and do not provide voting instructions.
Proposal 3, the approval, on a non-binding, advisory basis, of the 2018 compensation of our named executive officers, is considered a non-routine matter, and as a result, a broker, bank or other intermediary will not be able to vote on this proposal if you are a beneficial owner and do not provide voting instructions.
Proposal 4, the approval of an amendment to the Non-Employee Director Plan is considered a non-routine matter, and as a result, a broker, bank or other intermediary will not be able to vote on this proposal if you are a beneficial owner and do not provide voting instructions.
What options are available to me to vote my shares?
Whether you hold shares directly as the shareholder of record or through a bank, broker or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:
You may vote via the Internet.   You may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.
You may vote via the telephone.
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If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card that you received with the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

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Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail.   You can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.
You may vote in person at the Annual Meeting.   All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.
How many votes must be present to hold the Annual Meeting?
The presence of two or more persons present in person representing, in person or by proxy, more than a majority of the common shares outstanding throughout the meeting is required for the transaction of business at the Annual Meeting. This is called a “quorum.” Your shares will be counted as being present at the Annual Meeting if you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. Both abstentions and “broker non-votes” will be counted as being present for the purpose of determining the presence of a quorum at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the meeting will be adjourned to the same date one week later, at the same time and place, or to such other date, time and place as the Secretary may determine. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.
What is the vote required to pass each proposal to be presented at the Annual Meeting?
Proposal 1, the election of four Class II directors to hold office until the 2022 annual general meeting of shareholders, will be decided by a plurality of the votes cast on such proposal. You may vote “For” or “Withhold” on this proposal.
Proposal 2, the re-appointment of Ernst & Young LLP as our independent auditor to serve until the 2020 annual general meeting of shareholders and to authorize our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration, will be decided by a simple majority of votes cast on such proposal. With respect to the selection of our auditor, you may vote “For,” “Against” or “Abstain.”
Proposal 3, the approval, on a non-binding, advisory basis, of the 2018 compensation of our named executive officers, will be decided by a simple majority of votes cast on such proposal. With respect to approval of this proposal, you may vote “For,” “Against” or “Abstain.”
Proposal 4, the approval of an amendment to the Non-Employee Director Plan, will be decided by a simple majority of votes cast on such proposal. With respect to approval of this proposal, you may vote “For,” “Against” or “Abstain.”
Abstentions and broker non-votes will have no effect on any of the proposals.
What does it mean if I receive more than one set of proxy materials?
Generally, it means that you hold common shares registered in more than one account. To ensure that all of your shares are voted, please vote in the manner described above with respect to each proxy card or voting instruction card accompanying the proxy materials.
Can I change or revoke my vote after I return my proxy card or voting instruction card?
Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:
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submitting to our Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

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timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or

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attending the Annual Meeting and voting in person.

Please note that your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.
For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or other intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or other intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or other intermediary giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.
How can I attend the Annual Meeting?
The Annual Meeting is open to all shareholders holding common shares as of the record date.
Attendance at the Annual Meeting is limited to persons who were shareholders as of the record date and admission will be on a first-come, first-serve basis. Registration and seating will begin at 7:30 a.m., local time, on the date of the Annual Meeting. Each shareholder will be asked to present proof of identification, such as a driver’s license or passport, prior to admission to the Annual Meeting. Beneficial owners of shares held in street name will need to bring proof of share ownership as of the record date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.
We encourage all shareholders, even those who plan to attend the Annual Meeting, to vote in advance.
What is a proxy? How do I appoint a proxy and instruct that individual how to vote on my behalf?
A proxy is your legal designation of another person to vote on your behalf the common shares that you hold.
You may appoint the proxies recommended by our Board of Directors (Robert P. Myron and Sarah C. Doran; see “What does solicitation of proxies mean?” below) to vote on your behalf, and give those individuals voting instructions by following the directions on the proxy card.
If you are a shareholder of record, you may also appoint another individual to represent you at the Annual Meeting by notifying our Secretary in writing before the Annual Meeting begins. Your appointed proxy must provide valid picture identification to be admitted to the Annual Meeting.
If you are a beneficial owner, please contact the broker that holds your common shares if you intend to appoint a proxy that is different from those recommended by our Board of Directors.
What does solicitation of proxies mean?
In a solicitation of proxies, one party (in this case, our Board of Directors) encourages shareholders to appoint one or more particular individuals (in this case Robert P. Myron, our Chief Executive Officer and a member of the Board of Directors; and Sarah C. Doran, our Chief Financial Officer) to vote on their behalf in accordance with their instructions.
We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or e-mail. They will not be paid any additional compensation for such solicitation. We will request brokers and intermediaries who hold our common shares in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and intermediaries for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.
Beneficial owners will be asked to forward the proxy materials to the broker that holds their common shares. That entity will be reimbursed for its reasonable expenses incurred in connection with distributing and collecting proxy materials.
What else will happen at the Annual Meeting?
At the Annual Meeting, the only item currently on the agenda other than the election of directors, re-appointment of our independent registered public accounting firm, consideration of the 2018 compensation of our named executive officers and the approval of an amendment to the Non-Employee Director Plan, is for the shareholders to receive our financial statements and the report of our independent registered public accounting firm thereon for the year ended December 31, 2018.
How can I access James River Group Holdings, Ltd.’s proxy materials and annual report electronically?
This proxy statement and our 2018 Annual Report are available at https://materials.proxyvote.com/G5005R.
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
General
Our Board of Directors is comprised of ten directors. Our Third Amended and Restated Bye-laws provide for a classified Board of Directors, with members of each class serving staggered three-year terms. We have three directors in Class I whose term ends at the 2021 annual meeting, four directors in Class II whose term ends at the 2019 annual general meeting of shareholders and three directors in Class III whose term ends at the 2020 annual general meeting of shareholders. At each succeeding annual general meeting of shareholders, successors to the class of directors whose term expires at that annual general meeting of shareholders will be elected for a term of three years.
Nominees for Election as Class II Directors for a Three Year Term Continuing Until the 2022 Annual General Meeting of Shareholders
The nominees for election as Class II directors were recommended for nomination to our Board of Directors by the Nominating and Corporate Governance Committee. Unless otherwise specified in the accompanying proxy, the shares voted on the proxy will be cast for each of Janet Cowell, Jerry R. Masters, Ollie L. Sherman, Jr. and Sundar Srinivasan to hold office as a Class II director until the 2022 annual general meeting of shareholders. Each of the nominees has consented to being named as a nominee in this proxy statement. If, for any reason, any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our Board of Directors may reduce the number of directors. Our Board of Directors, however, has no reason to believe that the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.
The following table identifies the nominees for election as a Class II director at the Annual Meeting to hold office until the 2022 annual general meeting of shareholders or until his or her successor is duly elected and qualified, his or her age as of March 15, 2019, and any position he or she presently holds with the Company.
Name	Age	Position
Janet Cowell	50	Director
Jerry R. Masters	60	Director
Ollie L. Sherman, Jr.	67	Director
Sundar Srinivasan	46	Director
The following biographical information is furnished as to each director.
Janet Cowell has served as one of our directors since May 2016. Ms. Cowell has served as the Chief Executive Officer of Girls Who Invest, a non-profit organization dedicated to increasing the number of women in portfolio management and executive leadership in the asset management industry, since January 2018. Ms. Cowell served as Treasurer of the state of North Carolina from 2009 through 2016. Before that, Ms. Cowell served as a member of the North Carolina State Senate from 2004 to 2008. Prior to that, she served as a member of the Raleigh city council from 2001 to 2004, and before that she worked as a business consultant with Sibson & Co. and a securities analyst with HSBC Bank and Lehman Brothers. Ms. Cowell has served as a director of ChannelAdvisor Corporation, an e-commerce cloud platform company, since 2016. Ms. Cowell received a B.A. from the University of Pennsylvania, an M.B.A. from the Wharton School of Business and an M.A. from the Lauder Institute. Ms. Cowell is also a Chartered Financial Analyst (“CFA”).
We believe that Ms. Cowell’s qualifications to serve on our Board of Directors include her financial knowledge and significant investment and management experience.
Jerry R. Masters has served as one of our directors since December 2014. Mr. Masters is a private investor. From 1991 to 2000, Mr. Masters held various executive positions within the financial organization at Microsoft Corporation, last serving as Senior Director, a role in which he was responsible for external and internal financial reporting, budgeting and forecasting. From 1980 to 1991, Mr. Masters worked in the audit department of Deloitte & Touche LLP. From 2005 until August 2014, Mr. Masters served on the board of directors of TransMontaigne Partners LP, a terminaling and transportation company, and has served on the board of directors of Sandhills State Bank since 2010. Mr. Masters holds a B.S. in business administration from the University of Nebraska.
We believe Mr. Masters’ qualifications to serve on our Board of Directors include his financial and accounting knowledge, extensive financial management experience and executive management experience.
Ollie L. Sherman, Jr. has served as one of our directors since May 2016. Mr. Sherman retired as a Managing Principal with Towers Watson in 2010. At Towers Watson, Mr. Sherman functioned as a consulting actuary and practice manager for the company’s property and casualty division for over 25 years. Prior to joining Towers Watson, Mr. Sherman was employed by the Travelers Insurance Company for ten years where he had overall responsibility for countrywide workers’ compensation pricing. Mr. Sherman graduated from the University of Virginia with a B.S. in applied mathematics, and he is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries.
We believe that Mr. Sherman’s qualifications to serve on our Board of Directors include his extensive knowledge and experience in the insurance industry and financial knowledge.
Sundar Srinivasan has served as one of our directors since November 2018, and previously served on our Board from 2007 to 2012. Since 2016, Mr. Srinivasan has served as the Chief Executive Officer of Emerald Lake Safety, a pharmaceutical research company which he founded. Mr. Srinivasan also served from 2013 to 2016 as the managing partner of Brookline Advisors LLC, an investment advisory firm advising major institutional investors. From 2003 to 2012 Mr. Srinivasan served as a portfolio manager at Elliott Associates, a multi-strategy investment fund, and prior to that, as a Vice President of investment banking at Morgan Stanley, where he specialized in financial institutions. Mr. Srinivasan also previously served as a management consultant at Oliver Wyman. From 2008 to 2009, Mr. Srinivasan served as Chairman of the Board of the general partner of Blue Knight Energy Partners (formerly known as Semgroup Energy Partners, L.P.), a company providing support services for companies engaged in the production, distribution and marketing of crude oil and asphalt product. From 2004 to 2005 Mr. Srinivasan served as Chairman of the Board of Dice, Inc., a company engaged in online technology recruiting and career development. From 2005 to 2008 he was also the Chairman of the Board of Answer Financial, a large personal lines insurance agency.
We believe that Mr. Srinivasan’s qualifications to serve on our Board of Directors include his extensive investment management and investment banking experience and knowledge of financial institutions and of the Company based upon his prior service on our Board.
Members of our Board of Directors Whose Terms Do Not Expire at the Annual Meeting
The following table identifies the continuing members of our Board of Directors, their age as of the record date, the class each director serves in, and the positions each director presently holds with the Company.
Name	Age	Class	Position
J. Adam Abram	63	III	Chairman of the Board of Directors
Christopher L. Harris	49	I	Director
Bryan Martin	51	I	Director
Robert P. Myron	50	III	Director, President and Chief Executive Officer
Michael T. Oakes	54	III	Director
David Zwillinger	39	I	Director
The following biographical information is furnished as to each continuing director:
J. Adam Abram has served as Non-Executive Chairman of the Board since January 2018. Previously, Mr. Abram was Chief Executive Officer and Executive Chairman of the Board from September 2014 through December 2017. Mr. Abram served as our Non-Executive Chairman of the Board from October 2012 through September 2014, and before that, Executive Chairman of the Board from

December 2007 to September 2012. Mr. Abram also previously served as our Chief Executive Officer from December 2007 through March 2008. Prior to this, he served as the Executive Chairman, President and Chief Executive Officer of James River Group, Inc. from its inception in 2002 through 2007 and from March 2008 until October 2012 (during which time he periodically served in different roles at various operating units). Mr. Abram was also a founder of James River Group, Inc. Mr. Abram served as lead independent director of the Yadkin Financial Corporation (“Yadkin”), a bank holding company, from July 2014 until its acquisition by F. N. B. Corporation in March 2017 and, prior to that, as the Chairman of the Board of VantageSouth Bancshares, Inc., a bank holding company, and its subsidiary bank, VantageSouth Bank, from November 2011 until its acquisition by Yadkin in July 2014. He also served as Chairman of Piedmont Community Bank Holdings, Inc., a bank holding company, from the time he co-founded it in 2009 until it was also acquired by Yadkin in July 2014. Mr. Abram received his B.A. from Harvard University.
We believe Mr. Abram’s qualifications to serve on our Board of Directors include his extensive experience as an executive officer and director in the insurance industry, experience as a founder of several financial services and other companies and his detailed knowledge of the Company gained from his service as Chairman of the Board of the Company and his prior service as Chief Executive Officer.
Christopher L. Harris has served as one of our directors since November 2018. Mr. Harris served as a director and the Chief Executive Officer of Montpelier Re Holdings Ltd., a property and casualty reinsurer, from 2008 until 2015, when it was acquired by Endurance Specialty Holdings Ltd. From 2002 to 2008, Mr. Harris held executive officer positions with increasing responsibilities at Montpelier Re Holdings Ltd. From 2001 to 2002, Mr. Harris was employed by Allianz Risk Transfer, where he was Chief Actuary, North America. Prior to his employment with Allianz, Mr. Harris managed the actuarial and risk management consulting practice for KPMG Bermuda from 1998 to 2001. Since January 2019, Mr. Harris has served as a director of Oceanview Reinsurance Ltd., a life and annuity reinsurer. Additionally, Mr. Harris has served since 2018 as a director of Bermuda Fire & Marine, a company that offers insurance and investment products and is traded on the Bermuda Stock Exchange. Mr. Harris served from 2016 to 2018 as a member of the board of directors of a subsidiary of Hiscox Ltd., an insurer and reinsurer traded on the London Stock Exchange, and as Chairman of the Board of Blue Capital Reinsurance Holdings from 2013 to 2015. Mr. Harris received a B.S. from the University of North Texas and an M.B.A. from Northcentral University. Mr. Harris is a Fellow of the Casualty Actuarial Society, a Chartered Property and Casualty Underwriter and a CFA.
We believe that Mr. Harris’ qualifications to serve on our Board of Directors include his extensive experience as an executive officer and director in the insurance industry, as well as his extensive knowledge of the insurance industry.
Bryan Martin has served as our lead independent director since December 2014, and as a director since December 2007. Mr. Martin is a Managing Director of D. E. Shaw & Co., L.P., a global investment and technology development firm, and head of the D. E. Shaw group’s U.S. growth and buyout private equity unit. Prior to joining the D. E. Shaw group in 2005, Mr. Martin served as a partner at J.P. Morgan Partners, LLC, a private equity division of JPMorgan Chase & Co., from 2003 until 2005. Before that, he was a partner at the Beacon Group, LLC, a private equity, strategic advisory and wealth management partnership, and co-manager of Beacon Group Energy Investors II, LP. Mr. Martin began his career as an equity analyst at Fidelity Investments, a diversified financial services company. He received a B.A. in history from Yale University and an M.B.A. from Northwestern University.
We believe Mr. Martin’s qualifications to serve on our Board of Directors include his experience in private equity and investment management.
Robert P. Myron has served as our President and Chief Executive Officer since January 2018. He served as our President and Chief Operating Officer from September 2014 to December 2017 and has served as a director since December 2010. He is also a director and Chief Executive Officer of our U.S. holding company, a director of our U.K. holding company and an administrator of one of our Delaware statutory trusts. Mr. Myron served as our Chief Executive Officer from October 2012 to September 2014, and before that as our Chief Financial Officer from June 2010 until September 2012. Prior to that time, Mr. Myron served as Senior Vice President, Treasurer and Chief Risk Officer of The Hanover Insurance

Group, Inc., a property-casualty insurance company, from 2007 until 2010, and before that, as Executive Vice President and Chief Financial Officer of Argo Group International Holdings Ltd., an insurance and reinsurance company, from August 2007 to October 2007. Prior to that, Mr. Myron was Executive Vice President and Chief Financial Officer of PXRE Group, Ltd., a property reinsurer, from 2005 to August 2007, and before that, served as Treasurer from 2003 to 2005. Prior to PXRE, Mr. Myron was the President of Select Reinsurance Ltd., a privately-held Bermuda-based property-casualty reinsurer, from 1999 to 2003. Mr. Myron received his B.S. from Babson College. He also holds the Associate in Reinsurance designation and is a Certified Public Accountant.
We believe Mr. Myron’s qualifications to serve on our Board of Directors include his extensive experience in the financial industry, including in excess of 15 years of experience working in the property-casualty insurance and reinsurance industries and his detailed knowledge of the Company gained from his experience serving in different capacities as an executive officer of the Company, including as Chief Executive Officer.
Michael T. Oakes has served as one of our directors since December 2007. Mr. Oakes has served as the President of Conifer Group, Inc., a consulting company, since February 2011. Prior to this, Mr. Oakes served as Executive Vice President of the Company from June 2010 until his retirement in January 2011. From December 2007 through June 2010, Mr. Oakes served as our Chief Financial Officer, and from March 2008 through June 2010, he served as our Chief Executive Officer. From 2004 through 2007, he served as Chief Financial Officer of James River Group and from 1998 until 2004, Mr. Oakes was a Managing Director in the Insurance Investment Banking Group at Keefe, Bruyette & Woods, Inc., an investment banking firm based in New York. Mr. Oakes received a B.S. in business administration with a concentration in accounting from the University of North Carolina at Chapel Hill and an M.B.A. from Harvard Business School.
We believe Mr. Oakes’s qualifications to serve on our Board of Directors include his broad range of management and investment banking experience, with a focus on financial institutions and insurance companies, as well as his accounting background.
David Zwillinger has served as one of our directors since December 2007. Mr. Zwillinger is a Managing Director of D. E. Shaw & Co., L.P. and a member of the D. E. Shaw group’s U.S. growth and buyout private equity unit. Prior to joining the D. E. Shaw group in 2005, Mr. Zwillinger was an associate at J.P. Morgan Partners, LLC. Prior to that, he was a member of the mergers and acquisitions group at Merrill Lynch & Co., Inc., a global securities and financial services firm. Mr. Zwillinger graduated from Rutgers College with a B.A. in economics and earned a B.S. in finance from Rutgers Business School.
We believe Mr. Zwillinger’s qualifications to serve on our Board of Directors include his experience in private equity and investment management.
There are no family relationships among any of our directors or executive officers.
Director Independence
We have reviewed the independence of the persons who serve as our directors and nominees for election as directors using the NASDAQ Stock Market independence standards. Based on this review, we have determined that Messrs. Harris, Martin, Masters, Sherman, Srinivasan and Zwillinger and Ms. Cowell are independent.
Board Structure
From 2014 through 2017, Mr. Abram served as our Chairman and Chief Executive Officer. Effective January 1, 2018, Mr. Abram retired as our Chief Executive Officer, but remained our Chairman. The Board believes that Mr. Abram’s continuing service as Chairman is appropriate because of his familiarity with the Company’s business and strategy and significant experience in the property and casualty industry, based upon being the founder of the Company and other companies in the industry. Additionally, Mr. Abram works closely with our President and Chief Executive Officer, Mr. Myron, to assist in effectively identifying strategic priorities and execution of Company strategy.

Our independent directors bring experience and expertise from outside the Company and the property and casualty industry, but our Board believes that Mr. Abram, based on his vast experience and knowledge of the Company, and previous close work with Mr. Myron, remains in the best position to identify areas of focus for the Board and to set the Board’s initial agenda, even though he no longer remains as our Chief Executive Officer.
Mr. Martin is our lead independent director. In such capacity, he leads executive sessions of the Board of Directors and communicates with our Chief Executive Officer between meetings to discuss strategy and other matters that may require attention of the Board.
Risk Oversight
The Company’s management, including and under the supervision of our President and Chief Executive Officer, has the primary responsibility for managing risks of the Company, subject to Board oversight. The Board has delegated certain of its risk oversight responsibilities to various Board committees. Specifically, the Board has assigned oversight of the risks associated with the Company’s investment portfolio to the Investment Committee and of the risks associated with the Company’s compensation policies and practices to the Compensation Committee. The Board has delegated to the Audit Committee the responsibility for oversight of the Company’s financial risks, financial controls, internal audit and potential conflicts of interest and receives regular internal audit updates from our Chief Financial Officer and head of internal audit. Finally, our Board of Directors reviews strategic and operational risk in the context of reports from our senior management team, receives reports regarding activities of our Board committees at each regular meeting, and evaluates the risks inherent in significant transactions.
Committees of our Board of Directors
Each director attended at least 75% of the aggregate meetings of our Board of Directors and committees that he or she served on during 2018, except for Mr. Martin. During 2018, our Board of Directors met three times, and acted by unanimous written consent once.
Our Board of Directors has established four standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee. Each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee operates under its own written charter. The charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee comply with the applicable rules and regulations of the SEC and the NASDAQ Stock Market. Copies of the charters of our standing committees are available on our website at http://www.JRGH.net. The membership of each committee and the function of each of the committees are described below.
Audit Committee
Our Audit Committee consists of Messrs. Masters (Chairman), Harris, Sherman and Ms. Cowell. During 2018, the Audit Committee met four times.
Our Board of Directors has determined that our current members of the Audit Committee are independent and meet the requirements for financial literacy under applicable rules and regulations of the SEC and the NASDAQ Stock Market. Each of Messrs. Masters, Sherman, and Harris and Ms. Cowell has been identified by our Board of Directors as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K (an “AC Financial Expert”). Mr. Masters acquired the skills necessary to qualify as an AC Financial Expert through his experience as a Senior Director at Microsoft Corporation, where he was responsible for external and internal financial reporting, his accounting and auditing experience while at Deloitte & Touche and his work with the American Institute of Certified Public Accountants’ Accounting Standards Executive Committee. Ms. Cowell acquired the skills necessary to qualify as an AC Financial Expert through her experience as the State Treasurer of North Carolina, where she oversaw the finances of the State as well as a significant number of local governments, including review and submission of their audited financial statements, and her M.B.A. from the Wharton School of Business and status as a CFA. Mr. Harris acquired the skills necessary to qualify as an AC Financial Expert through his experience as Chief Executive Officer of Montpelier Re Holdings Ltd. supervising the principal financial officer and other senior financial personnel, his M.B.A. education and status as a CFA. Mr. Sherman acquired the skills necessary to qualify as an AC Financial Expert through his experience at Towers Watson as a consulting actuary and manager for the company’s property and casualty practice, where his responsibilities included the review of property and casualty financial data in connection with the issuance of actuarial opinions for use in connection with financial statements and other financial analysis.
The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to:
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the integrity of our financial statements and our financial reporting process;

•
internal and external auditing and the independent registered public accounting firm’s qualifications and independence;

•
the performance of an internal audit function and our independent registered public accounting firm;

•
the integrity of our systems of internal accounting and financial controls; and

•
our compliance with legal and regulatory requirements.

In so doing, the Audit Committee is responsible for maintaining free and open communication between the committee, the independent registered public accounting firm and our management. In this role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of our Company and has the power to retain outside counsel or other experts for this purpose.
The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent public accounting firm’s insurance industry qualifications and expertise, assesses the firm’s quality of service, the firm’s sufficiency of resources, the quality of communication and interaction with the firm and the firm’s independence, objectivity and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent public accounting firm.
The Audit Committee meets in executive session with the independent registered public accounting firm and the Company’s internal audit group at least quarterly.
The Audit Committee is responsible for approving all transactions with related persons. On an annual basis, the Audit Committee reviews and approves all director and executive officer related party transactions that the Company is a party to, and on a quarterly basis receives a summary of such transactions as prepared by management. To the extent any new transactions may arise during the course of the year, management discusses such transactions with the Audit Committee. A further description of the Audit Committee’s role in reviewing related party transactions is set forth in this proxy statement under “Certain Relationships and Related Transactions.”
Compensation Committee
Our Compensation Committee consists of Messrs. Martin (Chairman), Masters and Zwillinger. During 2018, the Compensation Committee met three times and acted by written consent once.
Our Board of Directors has determined that our current members of the Compensation Committee are independent under applicable rules and regulations of the NASDAQ Stock Market. The Compensation Committee assists our Board of Directors with reviewing the performance of our management in achieving corporate goals and objectives and assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee, among other responsibilities, makes recommendations to our Board of Directors regarding director and executive officer compensation, equity-based compensation plans and executive benefit plans. In determining compensation recommendations to the Board of Directors, the Compensation Committee consults with our Chief Executive Officer. The Compensation Committee also administers the Company’s incentive plans.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Messrs. Zwillinger (Chairman) and Martin. During 2018, the Nominating and Corporate Governance Committee acted by written consent once.
Our Board of Directors has determined that our current members of the Nominating and Corporate Governance Committee are independent under applicable rules and regulations of the NASDAQ Stock Market. Among other responsibilities, the Nominating and Corporate Governance Committee identifies individuals qualified to become board members, recommends to the Board of Directors the director nominees for the next annual general meeting of shareholders and recommends to the Board of Directors individuals from time to time to fill vacancies on the Board of Directors.
The Nominating and Corporate Governance Committee determines the qualifications, qualities, skills and other expertise required to be a director and develops and recommends such criteria to the Board of Directors for its approval (the “Director Criteria”). In evaluating a candidate for director, the committee may consider, in addition to the Director Criteria and such other criteria as the committee considers appropriate under the circumstances, whether a candidate possesses the integrity, judgment, knowledge, experience, skills, expertise, and viewpoints that are likely to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties. The committee may take into account the satisfaction of any independence requirements imposed by law or regulation and a candidate’s diversity. The committee has authority to retain and terminate any search firm to be used to identify director candidates and to approve the search firm’s fees and other retention terms and may obtain advice and assistance from internal or external legal, accounting and other advisors as it deems necessary to fulfill its duties and responsibilities. In 2018, the Company employed a search firm to identify additional directors.
The Nominating and Corporate Governance Committee may consider candidates recommended by any of the Company’s shareholders. In considering any such candidate, the committee may use the Director Criteria and such other criteria as the committee considers appropriate under the circumstance to evaluate any such candidate. For details on how shareholders may submit nominations for directors, see “Other Matters.”
Investment Committee
During 2018, our Investment Committee consisted of Messrs. Oakes (Chairman), Martin, Abram, Myron, Srinivasan and Ms. Cowell. The Investment Committee met four times in 2018. The Investment Committee oversees the implementation of our overall investment policy.
Annual Evaluations
On an annual basis, the members of the Board and each of our committees complete a self-assessment questionnaire to determine whether the Board and each committee is functioning effectively. The questionnaires invite written comments on all aspects of the Board and each committee’s process, and are completed on an anonymous basis to encourage candor. The results are then summarized and reviewed at a subsequent Board meeting.
Compensation Committee Interlocks and Insider Participation
During 2018, our Compensation Committee consisted of Messrs. Martin (Chairman), Masters and Zwillinger. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Messrs. Martin and Zwillinger are executive officers of D. E. Shaw & Co., L.P., an affiliate of our former largest shareholders (the “D. E. Shaw Affiliates”). For a description of related party transactions that we are party to with different affiliates of the D. E. Shaw Affiliates, please see “Certain Relationships and Related Transactions — Related Party Transactions.”
Attendance at Annual General Meetings of Shareholders
We encourage each member of our Board of Directors to attend the annual general meeting of shareholders. With the exception of Mr. Martin, all of our directors then in office attended our 2018 annual general meeting of shareholders.
Communications with our Board of Directors
Any shareholder that desires to communicate directly with our Board of Directors, or any committee thereof, or one or more individual directors may do so by addressing the communication to our Secretary at James River Group Holdings, Ltd., Conyers Corporate Services (Bermuda) Limited, Clarendon House, P.O. Box HM 1022, Hamilton HM DX, Bermuda, with a request to forward the communication to the intended recipient. The outside of the envelope should be clearly marked “Director Communication.” All such correspondence will be forwarded to the relevant director or group of directors, except for items unrelated to the functions of the Board, including business solicitations or advertisements.
Code of Conduct
We have a Code of Conduct (the “Code of Conduct”) applicable to our directors, officers and employees that complies with the requirements of applicable rules and regulations of the SEC and the NASDAQ Stock Market. This code is designed to deter wrongdoing and to promote:
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honest and ethical conduct, including the ethical handling of avoiding actual or apparent conflicts of interest between personal and professional responsibilities to the Company;

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full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications made by us, as well as communications with insurance and other regulators;

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compliance with applicable governmental laws, rules and regulations;

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prompt reporting of violations of the Code of Conduct to the Chairman of our Audit Committee; and

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accountability for adherence to the Code of Conduct.

Our Code of Conduct is available on the investor relations portion of our website.
Prohibition on Hedging
Our insider trading policy prohibits our directors, officers and employees from engaging in any hedging or monetization transactions or similar arrangements with respect to our securities. Such parties are also prohibited from engaging in any short sales, utilizing a margin account with respect to buying or selling our securities, or trading in exchange-traded options or other derivative securities.
Investor Engagement
The Company has a regular and public dialogue with its current and potential investors. Its earnings conference calls are open to the public, with access information (dial in, webcast) distributed in a press release a few weeks prior to the call. Additionally, select members of the senior management team participate in a range of conferences sponsored by the industry and/or equity analysts throughout the year, which are generally open to the investment community at large. The Company also meets in one on one and group meetings with individual investors throughout the year. Across all opportunities, the Company generally meets in person and speaks with its large, active investors multiple times a year.

Compensation of Directors
Our non-employee directors (with the exception of our Chairman) receive annual cash compensation in the amount of  $125,000 per year, payable in four equal installments at the beginning of each quarter, and an RSU award with a fair market value of  $50,000 per year. The cash compensation and the fair value of the RSU grant were increased effective January 1, 2018 from $75,000 and $25,000 per year, respectively, which were the amounts that we began paying our non-employee directors immediately following our 2014 initial public offering. Our Board of Directors, at the recommendation of the Compensation Committee, approved this increased compensation. The Compensation Committee, at the recommendation of Messrs. Abram and Myron (who were serving as our Chief Executive Officer and President and Chief Operating Officer, respectively, at the time of such recommendation), approved the increase in the amount of non-employee director compensation in consideration of the burden associated with required travel to Bermuda by our non-employee directors for our Board and committee meetings multiple times a year, as well as their belief that the increased amount of compensation would be more likely to attract additional directors in the future, should the Board deem any such additions appropriate.
Additionally, the Board, at the recommendation of our Compensation Committee, approved compensation to be payable to our Chairman effective January 1, 2018, in the amount of  $350,000 per annum in cash, and an annual award of RSUs with a fair market value of  $150,000 on the date of grant, which amounts include the compensation that is otherwise payable to non-employee directors. The determination was made to pay additional compensation to our Chairman based upon the fact that, effective with Mr. Abram’s retirement as Chief Executive Officer on January 1, 2018, Mr. Abram would no longer receive compensation for serving as our Chairman pursuant to his employment agreement, under which he was compensated for serving as both the Chairman and Chief Executive Officer.
The awards of RSUs are made from the Non-Employee Director Plan customarily in February of each year, and vest in full on the first anniversary of the date of the grant.
In addition to the aforementioned compensation, the Chairman of our Audit Committee is paid cash compensation in the amount of $25,000 per year for service in such capacity. No other committee chairman or committee member receives additional compensation for such service.
During 2018, Messrs. Harris and Srinivasan received pro-rated cash compensation for service as a director only during a portion of the year, and did not receive an RSU award.
In accordance with instructions from the D. E. Shaw group, and Messrs. Martin and Zwillinger, who are affiliated with the D. E. Shaw group, the cash portion of the director compensation earned by Messrs. Martin and Zwillinger is paid to entities within the D. E. Shaw group.
The following table sets forth information concerning compensation earned by our non-employee directors in the year ended December 31, 2018.
Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation (2)	Total
	($)	($)	($)	($)
Adam J. Abram	$350,000	$149,985	$32,300	$532,285
Janet Cowell	$125,000	$49,995	$1,008	$176,003
Christopher L. Harris(3)	$19,022	—	—	$19,022
Bryan Martin	$125,000	$49,995	$1,008	$176,003
Jerry R. Masters	$150,000	$49,995	$1,008	$201,003
Michael T. Oakes	$125,000	$49,995	$1,008	$176,003
Ollie L. Sherman, Jr.	$125,000	$49,995	$1,008	$176,003
Sundar Srinivasan(3)	$19,022	—	—	$19,022
David Zwillinger	$125,000	$49,995	$1,008	$176,003

(1)
Represents the grant date fair value of restricted share units awarded under the 2014 Non-Employee Director Incentive Plan, calculated in accordance with FASB ASC Topic 718.

(2)
Represents dividends paid to directors that had accrued on unvested restricted share units and were paid at the time the awards vested.

(3)
Messrs. Harris and Srinivasan were appointed to the Board on November 6, 2018 and were paid a pro rata portion of the annual cash compensation we pay to our non-employee directors.

EXECUTIVE OFFICERS
The following table identifies each of our executive officers and their age as of the record date:
Name	Age	Position
Robert P. Myron	50	Director, President and Chief Executive Officer
Sarah C. Doran	45	Chief Financial Officer
Richard Schmitzer	63	President and Chief Executive Officer of the Excess and Surplus Lines segment
Terence McCafferty	55	President and Chief Executive Officer of the Specialty Admitted Insurance segment
Daniel Heinlein	33	President and Chief Executive Officer of the Casualty Reinsurance segment
The following biographical information is furnished regarding each of our executive officers, excluding Mr. Myron, whose biographical information is included in the section “Board of Directors and Corporate Governance.”
Sarah C. Doran has served as the Company’s Chief Financial Officer since January 2017. Ms. Doran also serves as a Director of our U. K. holding company and a Director and officer of most of our domestic subsidiaries. Before joining the Company, Ms. Doran served as Senior Vice President, Strategy, Investor Relations and Treasurer of Allied World Assurance Company Holdings, AG, an international provider of property, casualty and specialty insurance and reinsurance, since April 2013. Prior to that, Ms. Doran worked as an investment banker in the Financial Institutions Group of Barclays and Lehman Brothers. Ms. Doran received an M.B.A. from the University of Chicago and a B.A. in Government from the University of Notre Dame.
Richard Schmitzer has served as the President and Chief Executive Officer and a director of James River Insurance Company (“James River Insurance”) and our other subsidiaries in our Excess and Surplus Lines segment since March 2010. He joined James River Insurance in July 2009 as Senior Vice President and Chief Underwriting Officer. Prior to that, Mr. Schmitzer served nineteen years at Scottsdale Insurance Company, a subsidiary of Nationwide Mutual, where he served in a variety of underwriting and underwriting management roles, most recently as Vice President of Brokerage, Professional Liability and Programs. Mr. Schmitzer received his B.S. in business administration from Central Michigan University.
Terence McCafferty has served as President and Chief Executive Officer and a director of Falls Lake National Insurance Company and our other subsidiaries in our Specialty Admitted Insurance segment since joining the Falls Lake Insurance group in October 2018. Prior to that, he served from 2015 to 2018 as Head of Group Captives and Alternative Risk at Zurich Insurance Group. From 2006 to 2015, he served as Chief Operating Officer at Zurich Programs and Direct Markets. From 2000 to 2006, he held multiple Vice President positions at Farmers Insurance Group, a property and casualty insurance company, including in Finance Operations, Corporate Planning and property and casualty operations. He served as Assistant Vice President at Zurich Personal Insurance, Recreational Products, from 1998 to 2000. Mr. McCafferty began his career as an auditor at Ernst & Young. He has also worked at Great American Insurance in Internal Audit, Financial Reporting and Product Management. Mr. McCafferty received his M.B.A. in Finance from Xavier University and B.A. in Finance and Accounting from Miami University.
Daniel Heinlein has served as the President and Chief Executive Officer and a director of JRG Reinsurance Company Ltd. (“JRG Re”), the Company’s subsidiary engaged in third party casualty reinsurance business, since April 2018. He most recently held the position of Vice President of Underwriting for JRG Re, and served in positions with increasing responsibility at JRG Re from the time he joined the company in 2012. Prior to that, Mr. Heinlein served as Assistant Vice President at Willis Re Inc., a risk management consulting company. Mr. Heinlein is a graduate of Appalachian State University with a B.S. in Business Administration with majors in Finance and Banking and Risk Management and Insurance.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The purpose of this Compensation Discussion and Analysis is to provide information about the Company’s compensation philosophy, objectives and other relevant policies with respect to the compensation of our executive officers who are named in the Summary Compensation Table below (our “named executive officers”), and the material factors relevant to an analysis of these policies and decisions. The named executive officers for 2018 are:
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Robert P. Myron, our President and Chief Executive Officer;

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Sarah C. Doran, our Chief Financial Officer;

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Richard Schmitzer, the President and Chief Executive Officer of James River Insurance Company and our other subsidiaries engaged in our excess and surplus lines insurance business;

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Terence McCafferty, who joined the Company on October 22, 2018 as the President and Chief Executive Officer of Falls Lake National Insurance Company and our other subsidiaries engaging in our specialty admitted insurance business;

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Daniel Heinlein, who was promoted to President and Chief Executive Officer of JRG Re, our subsidiary engaging in our third party casualty reinsurance business, effective April 1, 2018, and prior to that, served as Vice President of Underwriting for JRG Re;

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Steven J. Hartman, the former President and Chief Executive Officer of Falls Lake National Insurance Company and our other subsidiaries engaging in our specialty admitted insurance business; and

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Dennis Johnson, the former President and Chief Executive Officer of JRG Re, who transitioned to the Chief Underwriting Officer of Falls Lake National Insurance Company and our other subsidiaries engaging in our specialty admitted insurance business, effective April 1, 2018.

Compensation Philosophy and Objectives
In designing our executive compensation program, we seek to achieve three principal objectives. First, to be fair and reasonable and competitive with our peers in the specialty insurance and reinsurance business, so that we may attract, motivate and retain talented executive officers. Second, to create an alignment of interests between our executive officers and shareholders. As a result, a portion of each executive officer’s compensation consists of one or more equity awards. If the price of our common shares increases over time, our executive officers and our shareholders will benefit together. Finally, we seek to reward performance that supports our principles of building long-term shareholder value overall, and to recognize individual performance that the Compensation Committee of the Board (which for purposes of this Executive Compensation discussion we refer to as the “Committee”) believes contributes to the success of our company.
The principal elements of our compensation program for our executive officers are base salary, a discretionary bonus and equity awards. Additionally, Mr. Schmitzer participates in a retention program that is generally unique to the excess and surplus lines business.
In determining how to best achieve our compensation objectives, the Committee maintains flexibility in order to react to changing conditions and circumstances. For example, on October 31, 2017 the Committee, at the recommendation of our former Chief Executive Officer, Adam J. Abram (who retired on January 1, 2018) and Robert P. Myron, the former Chief Operating Officer, rewarded Ms. Doran for her individual performance in 2017 and the increased responsibility that she would undertake following the January 1, 2018 retirement of Mr. Abram, by recommending to the Board an increase in Ms. Doran’s base salary from $400,000 to $450,000 per annum and an award to her of restricted share units (“RSUs”) on such date with a value of  $750,000, instead of waiting to take such actions in February of 2018 as is our customary practice. The Board approved these actions. Also on October 31, 2017, upon the recommendation of our former Chief Executive Officer, the Committee recommended to the Board, and the Board approved, an increase in Mr. Myron’s base salary from $636,540 per annum to $750,000, and an award of RSUs with a fair market value of  $3 million, in each case effective January 1, 2018, the date that Mr. Myron’s appointment as our Chief Executive Officer became effective. Mr. Myron’s salary increase and equity award were granted in consideration of the additional responsibilities that he would undertake as our Chief Executive Officer.
Neither Ms. Doran nor Mr. Myron received any additional salary increase or equity award in 2018 following the Committee and Board’s actions in October 2017.
Other examples of the Committee exercising flexibility in making compensation decisions include the salary increase received by Daniel Heinlein when he was promoted to the President and Chief Executive Officer position at JRG Re, and the compensation package provided to Terence McCafferty to incentivize him to join the Company as President and Chief Executive Officer of Falls Lake National Insurance Company and our other subsidiaries engaging in our specialty admitted insurance business.
Role of Compensation Committee and our Executive Officers in Setting Executive Compensation
The Committee assists our Board with reviewing the performance of our management in achieving corporate goals and objectives and assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Committee, among other responsibilities, makes recommendations to our Board regarding director and executive officer compensation and administers our equity compensation plans.
The Committee has not historically used any benchmarking information to determine executive compensation levels to recommend to the Board, including in 2018. Instead, the Committee has generally relied upon the recommendation of our Chief Executive Officer in determining its recommendation to the Board for different elements of executive officer compensation, based on the Chief Executive Officer’s broad understanding of the compensation required to ensure we are achieving our compensation philosophy and objectives as outlined above.
Weighting of Compensation Components
As a general guideline, we use a target allocation of one-third of an executive’s total compensation to base salary, one-third to bonus and one-third to equity awards for our executive officers. However, when determining the amount of each element of compensation, there may be differences due to multiple factors, including market conditions, individual and Company performance and our desire to attract and retain executive officers.
In making compensation decisions for our executive officers in 2018, we departed from our general guidelines in respect of equity awards for certain executive officers. As discussed above under “Compensation Philosophy and Objectives,” Mr. Myron and Ms. Doran received equity awards in October 2017 in amounts that exceeded the customary target allocation for their equity awards. Based upon the timing of these awards, Mr. Myron and Ms. Doran did not receive equity awards in February 2018, when they customarily would have received them.
Additionally, Mr. McCafferty received RSUs with a value of  $355,000 in November 2018, and a 2018 bonus of  $175,000, in each case as part of the compensation package that was agreed to when he joined the Company. Mr. McCafferty also received an award of RSUs in February 2019 with a value of  $220,000 as part of his initial pay package. Going forward, Mr. McCafferty will have a target equity award and bonus with a value equivalent to 100% of his salary.
Internal Pay Equity
Differences in compensation levels paid to our executive officers generally reflect their differing levels of responsibility. Our Chief Executive Officer has consistently been paid the largest amount of compensation among our executive officers, reflecting reliance on the management and leadership skills of the Chief Executive Officer. The President and Chief Executive Officer of our Excess and Surplus Lines segment has generally earned more than his counterparts at the two other segments based upon the greater significance of his segment to the Company’s financial performance.

In 2018, the award to Mr. Myron of RSUs with a fair market value of  $3 million in connection with his promotion to our Chief Executive Officer increased the difference in aggregate compensation amounts between our Chief Executive Officer and our other named executive officers over prior years.
Executive Compensation Components
Base Salary.   The Committee endeavors to set base salaries for executive officers at levels that enable the Company to attract and retain such officers and provide fair compensation, taking into account the level of responsibility of such officers. Generally, in February of each year, our President and Chief Executive Officer reviews the salary of our executive officers (other than with respect to his own) and makes salary adjustment recommendations to the Committee. The Committee reviews the recommendations of our President and Chief Executive Officer, and makes its own recommendation to the Board for approval. The Committee determines the proposed amount of any salary increase for our President and Chief Executive Officer and recommends such amount to the Board for approval.
In February 2018, the Board, upon the recommendation of the Committee, approved a 3% increase in the base salary of each of our named executive officers then serving in such capacity, with the exception of Ms. Doran, whose salary was adjusted on October 31, 2017, effective immediately, and Mr. Myron, whose salary was also adjusted October 31, 2017, but became effective on January 1, 2018 when he became our Chief Executive Officer. The below table sets forth the amount of 2017 and 2018 base salaries for our executive officers serving in such capacity on January 1, 2018 (excluding Ms. Doran because of her salary increase implemented in 2017). Except as otherwise indicated, the 2018 salaries became effective March 1, 2018.
Name	2017 Salary	2018 Salary
Robert P. Myron	$636,540	$750,000(1)
Richard Schmitzer	$511,396	$526,739
Steven J. Hartman	$482,986	$497,475
Dennis Johnson(2)	$426,164	$438,949

(1)
Effective January 1, 2018

(2)
Mr. Johnson is the former President and Chief Executive Officer of JRG Re and transitioned to the role of Chief Underwriting Office of our Specialty Admitted Insurance segment effective April 1, 2018. Mr. Johnson’s base salary was not adjusted in connection with such transition.

Mr. McCafferty’s employment agreement sets his initial salary at $375,000. Additionally, effective April 1, 2018, Mr. Heinlein’s salary was increased to $320,000 in connection with his promotion to Chief Executive Officer of JRG Re. Mr. McCafferty’s initial salary and Mr. Heinlein’s salary increase were recommended to the Committee by Mr. Myron, which in turn recommended such amounts to the Board for approval.
Discretionary Bonuses.   Discretionary cash bonuses are a form of short-term incentive compensation that the Committee may recommend to the Board in its discretion. Bonuses are typically determined as a percentage of each named executive officer’s base salary, with the target being 100% of such amount. The Committee generally has relied on the recommendation of our President and Chief Executive Officer (other than with respect to his own bonus) in determining bonus amounts for the other executive officers, and determines the President and Chief Executive Officer’s bonus itself, in each case for recommendation to the Board for approval. Bonus recommendations by our President and Chief Executive Officer are not determined on a formulaic basis, and no particular weight is assigned to any of the factors considered by him.
In February 2019, the Committee relied upon the recommendations of Mr. Myron in determining the amount of bonuses for the other executive officers for 2018 performance (other than Mr. McCafferty, whose bonus was established in his employment agreement). In determining his recommendation to the Committee regarding Ms. Doran’s bonus, Mr. Myron considered, among other factors, financial performance of the Company as a whole, including the Company’s 2018 operating income and return on tangible equity (ROTE), as well as Ms. Doran’s individual performance. In determining his recommendations to the Committee for the bonus amounts of each of Messrs. Schmitzer and Heinlein, Mr. Myron considered, among other things, financial performance of each officer’s operating segment, including underwriting profit and reserve development, the applicable segment’s new business initiatives and expense management, as well as each such officer’s individual performance.
The Board approved the bonuses for Ms. Doran and Messrs. Schmitzer and Heinlein, as recommended by the Committee.
The Committee recommended to the Board that Mr. Myron receive a bonus in the amount of  $750,000 based upon the performance of the Company, and Mr. Myron’s individual performance, including management of the Company as a whole.
Pursuant to the terms of his employment agreement, Mr. McCafferty was paid a bonus of  $175,000. The bonus was paid as part of his total agreed compensation package when he joined the Company. Mr. Hartman did not receive a 2018 bonus. Since Mr. Johnson was no longer an executive officer of the Company, his 2018 bonus was determined by Mr. Myron.
The table below sets forth the amount of the named executive officer’s bonus and the percentage that it represented as compared to such officer’s 2018 salary.
Name	2018 Bonus	Bonus as a % of 2018 Salary
Robert P. Myron	$750,000	100%
Sarah C. Doran	$450,000	100%
Richard Schmitzer	$525,000	100%
Terence McCafferty	$175,000	(1)
Daniel Heinlein	$320,000	100%
Steven J. Hartman	—	—
Dennis Johnson	$440,000	100%

(1)
This amount is not relevant, as the amount of Mr. McCafferty’s bonus was established in Mr. McCafferty’s employment agreement.

As employees of our parent holding company, the 2018 bonuses payable to Mr. Myron and Ms. Doran were paid in full on or before March 15, 2019. Pursuant to his employment agreement, Mr. McCafferty’s bonus was also paid in full on or before March 15, 2019. The bonuses payable to Messrs. Schmitzer, Heinlein and Johnson, as segment employees, were paid two-thirds on or before March 15, 2019, with the remainder to be paid on or before the one-year anniversary of such date, provided that the employee remains employed by the Company at the time bonuses are paid in the ordinary course.
Equity Awards.   Equity awards are made to our executive officers from the Company’s 2014 Long-Term Incentive Plan (the “2014 LTIP”). The equity awards are intended as long-term compensation to align the interests of our executive officers with our shareholders, in that an increase in the price of our common shares will benefit both our executive officers and shareholders. The equity awards are also designed to retain and motivate our executive officers.
Prior to our initial public offering (“IPO”) in 2014, equity awards to our named executive officers were made in the form of share options under our predecessor equity plan, and since our IPO, equity awards have been made to named executive officers in the form of share options and RSUs under the 2014 LTIP. Based in large part upon the recommendation of our President and Chief Executive Officer to the Committee, the Committee recommends the value of options and RSU awards to be granted to the executive officers, and the Board then grants final approval of such awards. The number of shares to be represented by such awards is determined under the Black Scholes model for options, and for RSUs is based upon the fair market value of our shares on the date of approval by our Board (which is the closing price of our shares on the NASDAQ Stock Market on such date).

Our equity awards are typically made in February on the day before distribution of our fourth quarter and fiscal year-end earnings release following the close of trading on such date. The sole reason for this timing is that the annual awards are made at our February Board and committee meetings in Bermuda, which are customarily scheduled the day before distribution of our earnings release.
In 2018, Mr. Myron recommended the value of the equity awards to be granted to our named executive officers, and recommended that such awards be made in RSUs only. The awards of RSUs allows our named executive officers to receive dividends that are paid on our shares. We accrue dividends on outstanding RSUs, but such dividends are not paid until the vesting of the awards. By awarding all RSUs to our named executive officers in 2018, we allowed them to benefit along with our shareholders from the value that the named executive officers have and will create, which is distributed in the form of dividends. The Committee approved Mr. Myron’s recommendation, and recommended approval by the Board, which granted final approval of the awards.
In 2018, the fair market value of the RSUs awarded to Messrs. Schmitzer, Hartman and Johnson were approximately 100%, 83% and 59% of their 2017 base salaries, respectively. Mr. Schmitzer was awarded RSUs with a greater value than Messrs. Hartman and Johnson based upon the greater significance to the Company’s financial performance by the Excess and Surplus Lines segment which Mr. Schmitzer leads, and relative performance of the segment in 2017, in each case as compared to the other two segments.
Our former Chief Executive Officer and Mr. Myron, with respect to Ms. Doran, and our former Chief Executive Officer, with respect to Mr. Myron, recommended to the Board, and the Board approved, equity grants to Ms. Doran and Mr. Myron in October 2017. For the same reasons base salary increases were approved for Ms. Doran and Mr. Myron in October 2017, as discussed under “Executive Compensation —  Compensation Philosophy and Objectives” above, (i) Ms. Doran was awarded RSUs in October 2017 with a fair market value of  $750,000, which grant was made on the date of approval of the grant by the Board, and (ii) Mr. Myron was awarded RSUs with a fair market value of  $3,000,000, which grant was made on January 1, 2018 (the date he became our Chief Executive Officer). The equity awards to Ms. Doran and Mr. Myron were made in lieu of any equity awards that would have otherwise been awarded to such executive officers in February 2018. Since Ms. Doran’s equity award was received by her in 2017 in recognition of 2017 performance, the value is reported in her 2017 compensation in the Summary Compensation Table, and is not included in the Grant of Plan-Based Awards table in this proxy statement.
The fair market value of the RSUs awarded to our Chief Executive Officer in January 2018 and to our other executive officers serving in such capacity in February 2018, other than Ms. Doran, and the number of common shares awarded based upon the fair market value of the common shares on the date of grant are as follows:
Name	RSU FMV on Grant Date	Number of Shares Represented by RSU
Robert P. Myron	$3,000,000	74,981
Richard Schmitzer	$511,489	12,880
Steven J. Hartman	$400,000	10,073
Dennis Johnson	$250,000	6,295
Each of the above awards, excluding the award made to Mr. Johnson, is scheduled to vest in three equal annual installments commencing on the first anniversary of the date of grant. Mr. Johnson’s award is subject to a two-year vesting period, in recognition of the fact that he may elect to retire within a two year period from the date of grant.
Mr. McCafferty’s employment agreement provides for him to receive an equity award with a fair market value of  $355,000 in 2018, and an additional equity award in February 2019 with a fair market value of  $220,000, in each case as part of the compensation package that we negotiated with him when he joined the Company. The $355,000 award was made to him at our November Board and Committee meetings in the form of RSUs. Based upon the fair market value of our common shares on the date of grant, this award represents the right for Mr. McCafferty to receive 9,006 common shares. The award vests in three equal annual installments commencing on the first anniversary of the date of grant. The award made in February 2019 also vests in three equal annual installments commencing on the first anniversary of the date of grant.
Mr. Heinlein received an award of RSUs in February 2018 with a fair market value of  $163,500, representing the right for Mr. Heinlein to receive 4,117 common shares. This award is scheduled to vest in three equal annual installments commencing on the first anniversary of the date of grant.
Welfare Benefits and Perquisites.   Our named executive officers are provided welfare benefits that are generally the same as our other employees, such as Company-paid life insurance, contributions in the Company’s 401(k) Plan, medical, dental and vision plan coverage and long and short-term disability coverage.
In addition to the above benefits, Messrs. Myron, Heinlein and Johnson and Ms. Doran are entitled to receive benefits based upon their required work for the Company in Bermuda. The Company implemented these benefits for its executive officers in 2008, when the Company formed its holding and reinsurance company in Bermuda. These benefits are:
•
payment of certain housing expenses in Bermuda for Messrs. Myron, Heinlein and Johnson;

•
payment of travel costs for Messrs. Myron, Johnson and Heinlein and Ms. Doran; and

•
tax equalization gross-up payments or other Bermuda tax payments (collectively, “Tax Equalization Payments”) to which any of Messrs. Myron, Heinlein and Johnson and Ms. Doran may be subject with respect to payments or benefits that such named executive officer receives under his or her employment agreement.

We make the above housing, travel and tax benefits available to the specified named executive officers employed by the Company or its Bermuda subsidiary based upon the unique challenges of performing work in the Bermuda market, including the cost of living and maintaining a residence, travel to and from the island and additional tax expenses primarily resulting from the housing and travel benefits. We believe that providing these benefits is common practice for other Bermuda based insurers, and is consistent with our goal to attract and retain talented executive officers.
The Company also paid for Mr. Myron’s family to occasionally travel to Bermuda. Any incremental costs to the Company associated with such travel is allocated to these executives.
Effective April 1, 2018, the above benefits pertaining to work for the Company in Bermuda discontinued for Mr. Johnson due to his transition to the role of Chief Underwriting Officer at our Specialty Admitted Insurance segment, except that he remains entitled to receive Tax Equalization Payments that were accrued but unpaid with respect to his employment in Bermuda.
In 2018, the Company paid for certain relocation costs, travel expenses and temporary housing of Mr. McCafferty as part of the compensation package he was provided to join the Company. We also paid for certain relocation expenses for Mr. Johnson, and provided him with a housing allowance for a residence in North Carolina, in connection with his transition to employment with our Specialty Admitted Insurance segment in 2018, and for Ms. Doran in connection with her relocation to North Carolina in 2017.
Retention Program.   In addition to the other benefits paid to our named executive officers, Mr. Schmitzer receives an annual retention payment under the James River Management Company, Inc. Retention Program (the “Retention Program”). The Retention Program was adopted by James River Management Company, Inc. effective September 30, 2011, to help attract and retain key employees of our excess and surplus lines business. Under the Retention Program, the Chief Executive Officer of our U.S. holding company (who is Mr. Myron), or in the case of executive officers of the Company, our Board of Directors upon recommendation of the Compensation Committee, selects the employees who participate in the Retention Program and determines the annual dollar amount to be credited to each participant’s account under the Retention Program. The dollar amount credited to a participant’s account under the Retention Program each year is paid to the participant in five equal annual installments, commencing as of the end of the second plan year beginning after the year in which the amount was credited to the participant’s account. Participants must be employed at the time of payment of an installment to be entitled to receive the payment, subject to certain exceptions described under “Potential Payments upon Termination or Change of Control”.
All amounts credited to a participant’s account remain unvested until paid and may be reduced, modified or terminated at the sole discretion of the Company. The Company may amend, modify or terminate the Retention Program at any time, including, without limitation, to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, so as not to trigger any unintended tax consequences prior to the distribution of benefits under the program. There are no vested rights to amounts under the Retention Program at any time prior to the payment of such amounts, and all amounts under the Retention Program are at all times discretionary obligations of the Company, which may be reduced or terminated by the Company at any time. Except as otherwise stated above, the Retention Program is administered by the board of directors of our U.S. holding company.
In 2017, we determined to cease making new dollar credits to accounts of participants under the Retention Program. All amounts previously credited to the accounts of participants will continue to be paid in accordance with the terms of the Retention Program.
Consistent with the company’s intent to cease making new dollar credits to accounts under the Retention Program, no additional amounts were credited to Mr. Schmitzer’s account in 2018. Mr. Schmitzer received a payout under the terms of the Retention Plan of  $126,000 in such year based on amounts credited to his account in prior years, and subject to no further modification by the Company of the Retention Program, Mr. Schmitzer’s last payment under the program will be in 2021.
Termination Benefits
Each of our executive officers is party to an employment agreement with us that provides for certain benefits if his or her employment is terminated under certain circumstances. This arrangement provides the named executive officers with a core level of assurance that their actions on behalf of the Company and its shareholders can proceed without the potential distraction of short-term issues that may affect the Company (e.g., a strategic transaction involving the Company) and helps ensure that our executive officers continue to act in the best interests of the Company. In addition, the agreements contain measures that protect the Company past the date of the executive officer’s termination, such as confidentiality, non-compete and non-solicitation requirements and the requirement that executive officers execute a general release in favor of the Company. Executive officers may also receive benefits with respect to unvested equity awards under our 2014 LTIP and in the case of Mr. Schmitzer, the Retention Program. The key terms of the separation arrangements are described below in “Potential Payments Upon Termination or Change in Control”.
Additionally, in connection with his separation from the Company, Mr. Hartman received separation benefits pursuant to a Separation and Release Agreement. The benefits he is entitled to receive under the agreement are described below under “Potential Payments Upon Termination or Change in Control”.
Response to Say-on-Pay Results
In 2018, our shareholders selected, on an advisory basis, the option to hold an advisory vote on executive compensation every year, and after giving this vote consideration, our Board selected an annual frequency to hold the advisory vote on executive compensation. An advisory vote on executive compensation was held in 2018, and shareholders holding approximately 87% of our common shares that were voted on such proposal voted in favor of the compensation of our named executive officers as described in our 2018 proxy statement. We considered the result of this advisory vote and believe that it affirms shareholder approval of our approach to compensation of our executive officers. Therefore, we have continued our general approach to executive compensation.

Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Bryan Martin (Chairman)
Jerry R. Masters
David Zwillinger

Summary Compensation Table
The following table provides information regarding the compensation of our 2018 named executive officers:
Name and Principal Position	Year	Salary	Bonus(1)	Share Awards(2)	Option Awards	All Other Compensation(3)	Total
		($)	($)	($)	($)	($)	($)
Robert P. Myron, President and Chief Executive Officer	2018	$750,000	$750,000	$3,000,000	—	$432,900	$4,932,900
	2017	$633,450	—	$618,000	—	$309,979	$1,561,429
	2016	$615,000	$618,000	$300,000	$300,000	$240,952	$2,073,592
Sarah C. Doran, Chief Financial Officer	2018	$450,000	$450,000	—	—	$52,117	$952,117
	2017	$387,500	$350,000	$1,400,000	—	$20,697	$2,158,197
Richard Schmitzer, President and Chief Executive Officer Excess and Surplus Lines segment	2018	$524,197	$525,000	$511,489	—	$188,575	$1,749,261
	2017	$508,991	—	$496,501	—	$160,456	$1,165,948
	2016	$494,091	$525,000	$241,020	$241,020	$132,424	$1,633,555
Terence McCafferty, President and Chief Executive Officer Specialty Admitted Insurance segment(4)	2018	$75,481	$175,000	$355,000	—	$24,807	$630,288
Daniel Heinlein, President and Chief Executive Officer, Casualty Reinsurance segment(5)	2018	$295,045	$320,000	$163,500	—	$203,809	$982,354
Steven J. Hartman, Former President and Chief Executive Officer Specialty Admitted Insurance segment(6)	2018	$397,218	—	$400,000	—	$114,978	$912,196
	2017	$480,641	$240,321	$360,000	—	$18,862	$1,099,824
Dennis Johnson, Former President and Chief Executive Officer, Casualty Reinsurance segment (current Chief Underwriting Officer of Specialty Admitted Insurance segment)(7)	2018	$436,818	$440,000	$250,000	—	$154,732	$1,281,550
	2017	$424,095	—	$250,000	—	$199,851	$873,946

(1)
For the 2018 fiscal year, the amount reported for each named executive officer, other than Mr. McCafferty, represents a discretionary annual bonus. Mr. McCafferty’s bonus was paid pursuant to the terms of his employment agreement.

(2)
Represents the aggregate grant date fair value of RSUs awarded under the 2014 Long-Term Incentive Plan, as amended, computed in accordance with FASB ASC Topic 718.

(3)
See the immediately following table for a breakdown of the compensation included in the All Other Compensation Column.

(4)
Mr. McCafferty joined the Company on October 22, 2018.

(5)
Effective April 1, 2018, Mr. Heinlein was promoted to President and Chief Executive Officer of the Company’s Casualty Reinsurance segment. Mr. Heinlein’s 2018 compensation includes the compensation that he earned prior to his promotion.

(6)
Mr. Hartman left the Company on October 18, 2018.

(7)
Effective April 1, 2018, Mr. Johnson transitioned from being the President and Chief Executive Officer of the Company’s Casualty Reinsurance segment to the Chief Underwriting Officer in the Specialty Admitted Insurance segment. Mr. Johnson’s 2018 compensation includes the compensation that he earned following his transition in roles with the Company.

The following table provides a breakdown of the amounts set forth in the All Other Compensation column of the Summary Compensation Table:
Name	401(K) Plan Contribution	Transportation (a)	Housing (b)	Taxes (c)	Retention Award (d)	Accrued Dividends Paid Upon Vesting of RSU Awards	Other (e)	Total All Other Compensation
	($)	($)	($)	($)	($)	($)	($)	($)
Robert P. Myron	$16,500	$19,649	$187,597	$117,940	—	$85,289	$5,925	$432,900
Sarah C. Doran	$16,500	—	—	—	—	$18,776	$16,841	$52,117
Richard Schmitzer	$13,000	—	—	—	$126,000	$48,900	$675	$188,575
Terence McCafferty	$2,812	$1,137	$12,116	—	—	—	$8,742	$24,807
Daniel Heinlein	$16,500	$15,610	$122,100	$25,733	—	$699	$23,167	$203,809
Steven J. Hartman	$16,500	—	—	—	—	$9,509	$88,969	$114,978
Dennis Johnson	$16,500	$565	$47,837	$56,649	—	$9,202	$23,979	$154,732

(a)
For Messrs. Myron and Heinlein, the transportation benefit represents home leave and travel costs incurred for travel to Bermuda, as well as the cost of any occasional family travel to Bermuda paid for by the Company. For Mr. McCafferty, the amount represents travel between his home state and North Carolina, which is a temporary benefit provided to him in connection with his relocation. For Mr. Johnson, the transportation benefit represents travel costs incurred for travel to Bermuda. Infrequently, family members of Ms. Doran accompanied her on a corporate chartered aircraft when the aircraft was already going to a specific destination for a business purpose and there were vacant seats available. There is no incremental cost to the Company for this travel.

(b)
The housing benefit represents the cost of housing and utilities in Bermuda paid or reimbursed by the Company for Messrs. Myron, Heinlein and Johnson, a housing allowance for a North Carolina residence for Mr. Johnson following his transition to employment as the Chief Underwriting Officer of our Specialty Admitted Insurance segment, and temporary housing provided to Mr. McCafferty in connection with his relocation to North Carolina. Each of Messrs. Myron’s, McCafferty’s and Johnson’s families may occasionally stay in the housing paid for by the Company with such executives. There is no incremental cost allocated for family use of these homes.

(c)
The tax benefit represents Tax Equalization Payments made to each of Messrs. Myron, Heinlein and Johnson.

(d)
Represents amount of retention award paid in 2018 pursuant to the James River Management Company, Inc. Leadership Recognition Program.

(e)
The amount shown for Messrs. Myron, Heinlein and Johnson represents tax preparation expenses and for Ms. Doran and Messrs. McCafferty and Johnson, relocation expenses. The amount shown for Mr. Heinlein also includes club membership fees paid by the Company for the purpose of business entertainment. The amount shown for each named executive officer includes company-paid life insurance. The amount for Mr. Hartman represents separation payments ($41,510) and the value of other benefits that Mr. Hartman received following his separation from the Company.

Grants of Plan-Based Awards
The following table provides information regarding grants of equity awards to each of our named executive officers during 2018. All equity awards granted to our named executive officers in 2018 were in the form of RSUs and were made under our 2014 Long Term Equity Incentive Plan, as amended.
Name	Grant Date	Date of Committee Action (if Different from Grant Date)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Robert P. Myron	1/1/2018	10/31/2017(2)	74,981	$3,000,000
Sarah C. Doran	__	__	__	__
Richard Schmitzer	2/21/2018	__	12,880	$511,489
Terence McCafferty	11/6/2018	__	9,006	$355,000
Daniel Heinlein	2/21/2018	__	4,117	$163,500
Steven J. Hartman	2/21/2018	__	10,073	$400,000
Dennis Johnson	2/21/2018	__	6,295	$250,000

(1)
The grant date fair value of the RSUs was calculated in accordance with FASB ASC Topic 718.

(2)
The Compensation Committee recommended, and the Board approved, an award of RSUs with a fair market value of  $3,000,000 on October 31, 2017, with a grant date of January 1, 2018, the effective date of Mr. Myron’s appointment as Chief Executive Officer of the Company.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards held by our named executive officers on December 31, 2018.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Robert P. Myron	12/17/2014(2)					9,524	$348,007
	2/16/2016(3)	36,036	18,018	$32.07	2/15/2023
	2/16/2016(3)					3,119	$113,968
	2/14/2017(3)					9,770	$356,996
	1/1/2018(3)					74,981	$2,739,806
Sarah C. Doran	2/14/2017(4)					10,276	$375,485
	10/31/2017(3)					11,815	$431,720
Richard Schmitzer	10/1/2012(5)	50,000		$15.65	10/1/2019
	12/12/2014(3)	98,099		$21.00	12/11/2021
	12/17/2014(2)					4,762	$174,003
	2/16/2016(3)	28,951	14,476	$32.07	2/15/2023
	2/16/2016(3)					2,505	$91,533
	2/14/2017(3)					7,850	$286,839
	2/21/2018(3)					12,880	$470,635
Terence McCafferty	11/6/2018(3)					9,006	$329,079
Daniel Heinlein	2/16/2016(3)	9,009	6,006	$32.07	2/16/2023
	2/14/2017(3)	2,088	4,178	$42.17	2/14/2024
	2/14/2017(3)					822	$30,036
	2/21/2018(3)					4,117	$150,435
Steven J. Hartman	—	—	—	—	—	—	—
Dennis Johnson	12/12/2014(3)	51,011		$21.00	12/11/2021
	2/16/2016(3)	24,360	12,180	$32.07	2/15/2023
	2/16/2016(3)					1,054	$38,513
	2/14/2017(6)					2,964	$108,305
	2/21/2018(6)					6,295	$230,019

(1)
Market value is calculated as the number of common shares indicated multiplied by $36.54, which was the closing price of the Company’s common shares on December 31, 2018 as reported by the NASDAQ Stock Market.

(2)
Vesting occurs in five equal annual installments commencing on the first anniversary of the grant date.

(3)
Vesting occurs in three equal annual installments beginning on the first anniversary of the grant date.

(4)
The award vests in three equal annual installments commencing on January 16, 2018, the first anniversary of the date Ms. Doran joined the Company.

(5)
Vesting occurred in four equal annual installments, which commenced on the first anniversary of the grant date.

(6)
Vesting occurs in two equal annual installments commencing on the first anniversary of the grant date.

Option Exercises and Stock Vested
The following table presents certain information concerning the exercise of stock options and the vesting of stock awards held by our named executive officers during 2018.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert P. Myron	—	—	17,527	$661,278
Sarah C. Doran	—	—	11,045	$410,178
Richard Schmitzer	—	—	11,191	$425,922
Terence McCafferty	—	—	—	—
Daniel Heinlein	5,065	$103,709	411	$15,967
Steven J. Hartman	81,249	$1,173,841	4,028	$157,706
Dennis Johnson	25,000	$628,352	4,018	$157,185

(1)
The value realized equals the difference between the closing sales price of our common shares on the exercise date as reported by the NASDAQ Stock Market, and the option exercise price, multiplied by the number of shares for which the option was exercised.

(2)
The value realized equals the closing sales price of our common shares on the vesting date as reported on the NASDAQ Stock Market, multiplied by the number of shares as to which the RSUs vested.

Pension Benefits & Nonqualified Deferred Compensation
We do not provide a pension plan for our employees and no named executive officers participated in a nonqualified deferred compensation plan during 2018.
Chief Executive Officer Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the total 2018 compensation of our Chief Executive Officer, Robert P. Myron, to the total compensation for 2018 of our median employee.
We determined our median employee for purposes of this disclosure by generating a report from our payroll system reflecting regular and overtime salary (where applicable) paid to our employees for the calendar year 2018 for every full-time, part-time and short-term employee employed by us at December 31, 2018 (excluding Mr. Myron). We annualized this pay for employees who had worked for us for less than a full year. Once we determined the median employee, we calculated that employee’s total compensation for 2018 in the same manner utilized to determine the amount reported for Mr. Myron in the “Total Compensation” column of our 2018 Summary Compensation Table included in this Proxy Statement. Mr. Myron’s total annual compensation was $4,932,900, and our median employee’s total annual compensation was $67,018. The ratio of the total annual compensation of Mr. Myron to the total annual compensation for our median employee in 2018 is 74 to 1.
Potential Payments upon Termination or Change of Control
Employment Agreements
We are a party to an employment agreement with each of our named executive officers, with the exception of Mr. Hartman, who separated from the Company in October 2018. The employment agreements provide for certain payments and benefits to be provided to our named executive officers if their employment is terminated by us without Cause (as defined in each employment agreement) or by the named executive officer for Good Reason (as defined in each employment agreement), or if we give notice that we do not intend to renew the term of the named executive officer’s employment when the term ends (a “Non-Renewal Termination”), or in the case of Mr. Johnson, if the Company and Mr. Johnson do not enter into an agreement applicable to his employment after the expiration of his term (an “Expiration Termination”) . The benefits are (i) continuation of salary or like payments (“Separation Payments”) for a specified period, paid in accordance with our normal payroll practices, (ii) post-employment coverage under our health, dental and vision plans, to the extent that such coverage is available under the plans, with the Company continuing to pay the same amount for such coverage as was paid when the executive officer was employed (with the executive officer paying the remaining cost of the coverage) for a 12 month period (except in the case of termination by the Company of Mr. McCafferty’s employment without Cause, or termination by him for Good Reason, which would result in him receiving such benefit for 18 months, and in the case of an Expiration Termination of Mr. Johnson, which would also result in him receiving such benefit for 18 months); provided, that in the event post-employment health care coverage is not available under the Company’s health insurance plan, then the Company will pay the executive officer the premium cost for such insurance that the Company would have paid if the executive officer had been permitted to continue coverage thereafter, and (iii) any unpaid discretionary cash bonus awarded for the year prior to the year in which the named executive’s termination of employment occurs, which shall be paid in a lump sum on the normal bonus payment date (collectively, the “Separation Benefits”). Additionally, each of Messrs. Myron and Heinlein and Ms. Doran will be entitled to receive accrued but unpaid Tax Equalization Payments at the time of termination of any such executive officer’s employment under the circumstances specified in the applicable named executive officer’s charts set forth below under “Quantification of Termination Benefits”. Mr. Johnson is also entitled to receive Tax Equalization Payments for his employment with JRG Re during 2018. These benefits are in addition to our obligation to pay each named executive officer accrued but not yet paid base salary and any accrued but unused vacation, in each case through the date of termination of such executive officer’s employment.
Additionally, Ms. Doran and Mr. Heinlein are entitled to reimbursement for relocation expenses from North Carolina, in the case of Ms. Doran, and Bermuda, in the case of Mr. Heinlein, under the circumstances specified in the applicable named executive officer’s chart set forth below under “Quantification of Termination Benefits” below.
Separation Payments
The table below sets forth for each named executive officer the amount or manner to calculate the Separation Payment, and the period after termination that the named executive officer will be eligible to receive a Separation Payment. Unless otherwise specified, the period for payment is the same for an executive officer irrespective of the basis for termination or whether or not it occurred in the 12 month period following a Change in Control (as defined in the employment agreements where relevant to an employee’s separation arrangements). With respect to Mr. Hartman, the benefits he became entitled to upon his separation from the Company are described below under “Quantification of Termination Benefits”.
Name	Manner to Calculate Separation Payment and Period for Payment
Robert P. Myron	Amount per month equal to base salary in effect on the date of termination divided by 12, payable for 36 months.
Sarah C. Doran	Amount per month equal to base salary in effect on the date of termination divided by 12, for:

1.
24 months in the event of termination by the Company without Cause, by Ms. Doran for Good Reason or as a result of a Non-Renewal Termination before a Change in Control or more than 12 months thereafter; or

2.
30 months in the event of termination by the Company without Cause, by Ms. Doran for Good Reason or as a result of a Non-Renewal Termination, in each case within 12 months after a Change in Control.

Name	Manner to Calculate Separation Payment and Period for Payment
Richard Schmitzer	Amount per month equal to base salary in effect on the date of termination divided by 12, for:
1. 18 months in the event of termination by the Company without Cause, or by Mr. Schmitzer for Good Reason before a Change in Control or more than 12 months thereafter;
2. 36 months in the event of termination by the Company without Cause or by Mr. Schmitzer for Good Reason within 12 months after a Change in Control;
3. 12 months in the event of a Non-Renewal Termination before a Change in Control or more than 12 months thereafter; or
4. 24 months in the event of a Non-Renewal Termination within 12 months after a Change in Control.
Terence McCafferty	Amount per month equal to base salary in effect on date of termination divided by 12, for:
1. 18 months in the event of termination by the Company without Cause or by Mr. McCafferty for Good Reason before a Change in Control or more than 12 months thereafter;
2. 30 months in the event of termination by the Company without Cause or by Mr. McCafferty for Good Reason within 12 months after a Change in Control; or
3. 12 months in the event of a Non-Renewal Termination.
Daniel Heinlein	Amount per month equal to base salary in effect on date of termination divided by 12, for:
1. 18 months in the event of termination by the Company without Cause or by Mr. Heinlein for Good Reason before a Change in Control or more than 12 months thereafter;
2. 24 months in the event of termination by the Company without Cause or by Mr. Heinlein for Good Reason within 12 months after a Change in Control; or
3. 12 months in the event of a Non-Renewal Termination.
Dennis Johnson	Amount per month equal to base salary in effect on date of termination divided by 12, for:

1.
18 months in the event of termination by the Company without Cause, by Mr. Johnson for Good Reason before a Change in Control or more than 12 months thereafter or upon the occurrence of an Expiration Termination; or

2. 30 months in the event of termination by the Company without Cause or by Mr. Johnson for Good Reason within 12 months after a Change in Control.
On July 31, 2018, the Committee, at the suggestion of Mr. Myron, approved, and recommended that the Board approve, an amendment to Ms. Doran’s employment agreement to modify the period that she would be entitled to receive Separation Payments under certain circumstances. The Board subsequently approved the amendment to Ms. Doran’s employment agreement to make such modification.
Prior to the amendment, Ms. Doran was entitled under her employment agreement to receive 18 months of Separation Payments if her employment was terminated by the Company without Cause, or was terminated by her for Good Reason, irrespective of whether such termination occurred within the 12 month period following a Change in Control. It was determined to modify the periods that Ms. Doran would be entitled to receive Separation Payments upon termination of her employment for the periods and under the circumstances set forth in the chart above to make her separation benefits more consistent with the other executive officers of the Company. Simultaneously with the modification of Ms. Doran’s employment agreement as described in the preceding sentence, the length of her non-compete restrictive period was increased from nine to 12 months.
In order to receive the Separation Benefits, the named executive officer must execute a general release in our favor, comply with non-compete and customer and employee non-solicitation restrictive covenants and non-disclosure obligations (the “Restrictive Covenants”) for the period specified in the named executive officer’s employment agreement and identified under their name below under “Quantification of Termination Payments”. In the event that the named executive officer violates the Restrictive Covenants during the specified period, the Company may terminate the Separation Benefits that it is providing to the named executive officer, and such officer would be obligated to repay the Company for payments previously received.
Equity Awards
Pursuant to the terms of awards of RSUs and share options under the 2014 LTIP, if the employment of a named executive officer is terminated without Cause, or such named executive officer terminates his or her employment for Good Reason (in each case as defined in the named executive officer’s employment agreement), then following a Change in Control as defined in the 2014 LTIP, all of such named executive officer’s unvested outstanding RSUs and share options shall accelerate and become vested. In any other circumstance that a named executive officer is terminated, his or her unvested options and RSUs will be forfeited on the date that such officer’s employment with the Company terminates.
If a named executive officer is terminated for Cause, then such officer’s vested options will be forfeited on the date of termination. If a named executive officer’s employment is terminated other than for Cause or as a result of death or disability, then such officer’s vested options shall remain exercisable for the shorter of 90 days from the date of termination and the option’s expiration date. If a named executive officer’s employment is terminated due to death or disability, then such officer’s vested options shall remain exercisable for the shorter of 12 months from the date of termination and the option’s expiration date.
Retention Program
Pursuant to the Retention Program, Mr. Schmitzer may be entitled to receive payments upon death, retirement or a Change in Control (as defined under the Retention Program), in addition to any Separation Payments he may be entitled to under his employment agreement.
If a participant retires or dies while an employee of the Company after attaining age 65 and performing 10 years of continuous service (a “Qualified Separation”), then the value of the participant’s account shall be paid to him or his beneficiary in three equal annual installments commencing in the plan year in which the Qualified Separation occurs; provided that in the case of a Qualified Separation due to retirement, the participant has entered into a non-competition and non-solicitation agreement with the Company. Mr. Schmitzer has neither attained the age of 65 nor performed ten years of continuous service on behalf of the Company, and as a result, is not presently eligible to receive any benefits upon retirement or death while an employee of the Company.
If a Change in Control (as defined in the Retention Program) occurs, then each participant employed by the Company as of the date of the Change in Control shall be entitled to payment of their account in three equal annual installments commencing in the plan year during which the Change of Control occurs. A participant must remain employed by the Company on the date actual payment is to be made to be eligible to receive any such payment, unless the participant experiences a Qualified Separation or is terminated by the Company without Cause (as defined in the Retention Program).
Quantification of Termination Benefits
The following tables quantify the estimated benefits that each of the named executive officers would have received had they been terminated in the manner described below on December 31, 2018, and, with respect to those benefits contingent upon the occurrence of a Change in Control, assuming the Change in Control occurred on such date. The value for RSUs is determined in accordance with SEC rules as the number of shares subject to RSUs that received accelerated vesting, multiplied by $36.54, which was the closing price of our common shares on December 31, 2018, as reported by the NASDAQ Stock Market. The value for RSUs also includes the aggregate amount of dividends that had accrued on unvested RSUs, which amount is paid upon vesting of the awards. The value for share options that received accelerated vesting is determined in accordance with SEC rules as the difference between the closing price of our common shares on December 31, 2018 and the option exercise price, multiplied by the number of shares subject to the share option.
Robert P. Myron.   The following table describes the potential estimated payments that Mr. Myron would have been entitled to had he been terminated on December 31, 2018, calculated in the manner described under the paragraph “Quantification of Termination Payments”. The amounts are estimated, and actual amounts may vary if Mr. Myron’s employment was actually terminated under the circumstances set forth below or our common shares were trading at a different price, where relevant. Mr. Myron would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 18 months from the date of termination by the Company without Cause, by him for Good Reason or in the event of a Non-Renewal Termination of his employment in order to continue to receive the Separation Benefits, and not be obligated to repay the Company any amounts received. The acceleration of vesting for the RSUs and share options in connection with a Change in Control, and payment of accrued but unpaid Tax Equalization Payments, are not subject to compliance with the Restrictive Covenants.
Executive Benefits and Payments Upon Termination	Without Cause; for Good Reason or Non- Renewal Termination (without Change in Control)	Without Cause or for Good Reason (with Change in Control)	Non-Renewal Termination (with Change in Control)	For Cause, Death or Disability, or Executive Initiated Non-Renewal Termination
Separation Payment	$2,250,000	$2,250,000	$2,250,000	—
Insurance	$31,177	$31,177	$31,177	—
Discretionary Bonus	—	—	—	—
RSUs (amount includes accrued dividends payable upon vesting)	—	$3,757,818	—	—
Share Options	—	$80,540	—	—
Tax Equalization Payment True-up	$12,940	$12,940	$12,940	$12,940
Sarah C. Doran.   The following table describes the potential estimated payments that Ms. Doran would have been entitled to had she been terminated on December 31, 2018, calculated in the manner described under the paragraph “Quantification of Termination Payments”. The amounts are estimated, and actual amounts may vary if Ms. Doran’s employment was actually terminated under the circumstances set forth below or our common shares were trading at a different price, where relevant. Ms. Doran would have been required under her employment agreement to comply with the Restrictive Covenants for a period of 12 months from the date of termination of her employment by the Company without Cause, by her for Good Reason or in the event of a Non-Renewal Termination in order to continue to receive the Separation Benefits, and not be obligated to repay the Company any amounts received. The relocation expenses and the acceleration of vesting for the RSUs and share options in connection with a Change in Control and payment of accrued but unpaid Tax Equalization Payments, are not subject to compliance with the Restrictive Covenants.
Executive Benefits and Payments Upon Termination	Without Cause; for Good Reason or Non-Renewal Termination (without Change in Control)	Without Cause; or for Good Reason or Non-Renewal Termination (with Change in Control)	For Cause, Death or Disability, or Executive Initiated Non-Renewal Termination
Separation Payment	$900,000	$1,125,000	—
Insurance	$18,344	$18,344	—
Discretionary Bonus	—	—	—
Relocation Expenses from North Carolina	$100,000	$100,000	—
RSUs (amount includes accrued dividends payable upon vesting)	__	$860,636	—
Share Options	—	—	—
Tax Equalization Payment True-up	—	—	—

Richard Schmitzer.   The following table describes the potential estimated payments that Mr. Schmitzer would have been entitled to had he been terminated on December 31, 2018, calculated in the manner described under the paragraph “Quantification of Termination Payments”. The amounts are estimated, and actual amounts may vary if Mr. Schmitzer’s employment was actually terminated under the circumstances set forth below or our common shares were trading at a different price, where relevant. Pursuant to the terms of his employment agreement, Mr. Schmitzer would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 18 months from the date of termination of his employment if his employment was terminated by the Company without Cause, by him for Good Reason, and for 12 months in the event of a Non-Renewal Termination, in order to continue to receive the Separation Benefits described herein, and not be obligated to repay the Company any amounts received. The acceleration of vesting for the RSUs and share options in connection with a Change in Control are not subject to compliance with the Restrictive Covenants.
Additionally, with respect to benefits payable under the Retention Program, the amount set forth below assumes that the Company has not reduced, modified or terminated any amounts credited to Mr. Schmitzer’s account, which it is permitted to do in its sole discretion under the Retention Program, and that in a case of payment for a Change in Control without an accompanying termination of employment, Mr. Schmitzer either remains employed by the Company until the date that all payments are made, or is terminated without cause prior to such date.
Executive Benefits and Payments	Termination Without Cause or for Good Reason (without Change in Control)	Non-Renewal Termination (without Change in Control)	Termination Without Cause (with Change in Control)	Termination For Good Reason (with Change in Control)	Non-Renewal Termination (with Change in Control)	Change in Control (without Accompanying Termination)
Separation Payment	$790,109	$526,739	$1,580,217	$1,580,217	$1,053,478	__
Insurance	$12,186	$12,186	$12,186	$12,186	$12,186	—
Discretionary Bonus	__	__	__	__	__	__
RSUs (amount includes accrued dividends payable upon vesting)	__	__	$1,106,466	$1,106,466	__	__
Share Options	__	__	$64,708	$64,708	__	__
Retention Program	__	__	$490,000	__	__	$490,000
Terence McCafferty.   The following table describes the potential estimated payments that Mr. McCafferty would have been entitled to had he been terminated on December 31, 2018, calculated in the manner described under the paragraph “Quantification of Termination Payments”. The amounts are estimated, and actual amounts may vary if Mr. McCafferty’s employment was actually terminated under the circumstances set forth or our common shares were trading at a different price, where relevant. Pursuant to the terms of his employment agreement, Mr. McCafferty would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 18 months from the date of termination of his employment if his employment was terminated by the Company without Cause or by him for Good Reason, and for 12 months in the event of a Non-Renewal Termination, in order to continue to receive the Separation Benefits described herein, and not be obligated to repay the Company any amounts received. The acceleration of vesting for the RSUs and share options in connection with a Change in Control are not subject to compliance with the Restrictive Covenants.
Executive Benefits and Payments Upon Termination	Without Cause or for Good Reason (without Change in Control)	Without Cause or for Good Reason (with Change in Control)	Non-Renewal Termination (with or without Change in Control)
Separation Payment	$562,500	$937,500	$375,000
Insurance	$22,764	$22,764	$15,176
Bonus	$175,000	$175,000	$175,000
RSUs (amount includes accrued dividends payable upon vesting)	—	$331,781	—
Share Options	—	—	—

Daniel Heinlein.   The following table describes the potential estimated payments that Mr. Heinlein would have been entitled to had he been terminated on December 31, 2018, calculated in the manner described under the paragraph “Quantification of Termination Payments”. The amounts are estimated, and actual amounts may vary if Mr. Heinlein’s employment was actually terminated under the circumstances set forth below or our common shares were trading at a different price, where relevant. Pursuant to the terms of his employment agreement, Mr. Heinlein would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 12 months from the date of termination of his employment if his employment was terminated by the Company without Cause or by him for Good Reason or in the event of a Non-Renewal Termination in order to continue to receive the Separation Benefits described herein, and not be obligated to repay the Company any amounts received. The payment for accrued but unpaid Tax Equalization Payments and the acceleration of vesting for the RSUs and share options in connection with a Change in Control are not subject to compliance with the Restrictive Covenants.
Executive Benefits and Payments Upon Termination(1)	Without Cause or for Good Reason (without Change in Control)	Without Cause or for Good Reason (with Change in Control)	Non-Renewal Termination (with or without Change in Control)	Death or Disability, or Executive Initiated Non-Renewal Termination
Separation Payment	$480,000	$640,000	$320,000	—
Insurance	$11,904	$11,904	$11,904	—
Discretionary Bonus	$25,433	$25,433	$25,433	—
Relocation Expenses from Bermuda	$25,000	$25,000	$25,000	$25,000(2)
RSUs (amount includes accrued dividends payable upon vesting)	—	$187,795	—	—
Share Options	—	$26,847	—	—
Tax Equalization Payment True-up	$733	$733	$733	$733

(1)
In the event that Mr. Heinlein’s employment is terminated for Cause, he will also be entitled to the payment of accrued but unpaid Tax Equalization Payments, estimated to be approximately $25,733.

(2)
In the event of Mr. Heinlein’s death, his family will be entitled to this benefit.

Mr. Heinlein is also eligible to receive reimbursement for relocation expenses incurred in moving from Bermuda to the United States in the event that his employment is terminated as a result of death, disability or as a result of his giving notice of a non-renewal of his employment agreement. The estimated value of such benefit is the same as set forth in the table above.

Dennis Johnson.   The following table describes the potential estimated payments that Mr. Johnson would have been entitled to had he been terminated on December 31, 2018, calculated in the manner described under the paragraph “Quantification of Termination Payments”. The amounts are estimated, and actual amounts may vary if Mr. Johnson’s employment was actually terminated under the circumstances set forth below or our common shares were trading at a different price, where relevant. Mr. Johnson would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 18 months from the date of termination of his employment by the Company without Cause, by him for Good Reason or in the event of an Expiration Termination in order to continue to receive the Separation Benefits described herein, and not be obligated to repay the Company any amounts received. The acceleration of vesting for the RSUs and share options in connection with a Change in Control and payment of accrued but unpaid Tax Equalization Payments, are not subject to compliance with the Restrictive Covenants.
Executive Benefits and Payments Upon Termination(1)	Without Cause or for Good Reason (without Change in Control)	Without Cause or for Good Reason (with Change of Control)	Expiration Termination (with or without Change of Control)
Separation Payment	$658,424	$1,097,373	$658,424
Insurance	$18,344	$18,344	$27,516
Discretionary Bonus	—	—	—
RSUs (amount includes accrued dividends payable upon vesting)	—	$398,415	—
Share Options	—	$54,449	—
Tax Equalization Payment True-up	$3,500	$3,500	$3,500

(1)
In connection with Mr. Johnson’s transition to employment with Falls Lake National Insurance Company, we agreed to pay him all accrued but unpaid Tax Equalization Payments from the period he was employed in Bermuda. As a result, he is entitled to such payments no matter the circumstances that result in his employment being terminated.

Steven Hartman. On October 18, 2018 (the “Separation Date”), Mr. Hartman left the Company. In connection with his departure, we entered into a Separation and Release Agreement with him. Pursuant to the agreement, Mr. Hartman is entitled to receive (i) an aggregate of  $746,212 paid in periodic installments in accordance our normal payroll practices over an 18 month period, (ii) the unpaid portion of his bonus for performance during the Company’s 2017 fiscal year, which amount equals $80,107, and (iii) a payment of  $13,572, representing the estimated cost to the Company to continue Mr. Hartman’s insurance coverage under all employee benefit insurance plans in which Mr. Hartman was a participant as of the Separation Date for a period of 18 months following the Separation Date. Additionally, Mr. Hartman was paid an additional separation payment in the gross amount of  $497,475, which amount was paid in a lump sum on or before March 15, 2019 (such payment, along with the other described separation payments and benefits are referred to collectively as the “Hartman Separation Payments”).
The payment of the Hartman Separation Payments is contingent upon Mr. Hartman’s compliance with certain confidentiality and non-competition restrictions. To the extent that Mr. Hartman violates any of those restrictions, all of the Hartman Separation Payments will cease, and Mr. Hartman will be obligated to return all amounts he has received.
Compensation Risk Assessment
We have conducted a risk assessment of our compensation policies and practices, including those related to our executive compensation programs. Based upon the assessment, we do not believe that our compensation policies and practices encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company. We do not have any programs where a participant may directly affect variability or timing of payout. Rather, our compensation programs include a combination of fixed base salaries, discretionary cash bonuses and long-term incentive awards generally with fixed times for payment. We believe these practices are unlikely to create incentives for employees or executives to take excessive or unnecessary risks. In particular, because the cash bonuses are discretionary, and not formulaic, we believe that the risk of employees taking actions that are detrimental to the Company or that create excessive risk are reduced as compared to the existence of bonuses contingent upon achievement of formulaic measures, where an employee may have an incentive to take actions to achieve a specified bonus level. However our senior management will continue to monitor the effect of our compensation policies and practices on our employees and make reports to our Compensation Committee if any concerns should arise.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information about the Company’s equity compensation plans as of December 31, 2018.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders:
Non-Employee Director Plan	11,331(2)	—	21,663
2014 Long Term Incentive Plan, as amended	1,303,822(3)	$30.33	1,724,865(4)
Amended and Restated James River Group Holdings Equity Incentive Plan(5)	100,313	$15.83	—
Equity compensation plans not approved by shareholders	—	—	—
Total	1,415,466	$29.02	1,746,528

(1)
RSUs are not taken into account in the computation of the weighted-average exercise price since they do not have an exercise price.

(2)
Consists solely of RSUs

(3)
Includes 288,811 RSUs.

(4)
Pursuant to the terms of the 2014 Long-Term Incentive Plan, as amended, 500,000 of the shares remaining available for issuance under this plan may only be awarded in the form of share appreciation rights or options.

(5)
In connection with our IPO, the Amended and Restated James River Group Holdings, Ltd. Equity Incentive Plan was amended to provide that no further equity-based grants would be made under the plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Related Person Transactions
We have adopted a written related person transactions policy pursuant to which our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us if the amount involved exceeds $120,000 (a “Related Party Transaction”) without the consent of our Audit Committee. Any request for us to enter into a Related Party Transaction is required to be presented to our Audit Committee for review, consideration and approval. All of our directors and executive officers are required to report to our Audit Committee any such transaction before we enter into it. In approving or rejecting the proposed transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover Related Party Transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.
Related Party Transactions
Registration Rights Agreement
We are party to a registration rights agreement with the D. E. Shaw Affiliates, J. Adam Abram, our Chairman, Michael Oakes, a member of our Board of Directors, and each of the other holders of our outstanding common shares prior to our 2014 initial public offering (collectively, the “Pre-IPO Investors”). The registration rights agreement provided the D. E. Shaw Affiliates with certain customary demand registration rights for their shares, and all of our Pre-IPO Investors with customary piggyback rights. Additionally, we agreed to indemnify the Pre-IPO Investors and their affiliates for certain liabilities that may arise under the Securities Act.
In May 2018, the D. E. Shaw Affiliates engaged in an underwritten offering in which they sold an aggregate of 3,297,238 shares, which represented all of the remaining shares owned by the D. E. Shaw Affiliates. Pursuant to the terms of the Registration Rights Agreement, we incurred costs for accounting, legal and other expenses of the offerings, which amounted to approximately $337,000. Following the completion of this offering, the D. E. Shaw Affiliates no longer continue to have any registration rights under the agreement.
Investments with Affiliates of the D. E. Shaw Affiliates
Our directors, Bryan Martin and David Zwillinger, are Managing Directors of D. E. Shaw & Co., L.P., the investment advisor of, and an affiliate of, the D. E. Shaw Affiliates. We have made several investments in and loans to investment vehicles and entities affiliated with the D. E. Shaw Affiliates, which are set forth below. Such investment vehicles and other entities may pay management, performance fees or both to D. E. Shaw & Co., L.P. Messrs. Martin and Zwillinger are investors and also have an economic interest in the performance of several of the below entities.
1.
In 2012, we made an investment of $10.0 million in DESRI II, L.L.C., a Delaware limited liability company engaging in solar energy projects.

2.
In 2013, we made an investment of $4.8 million in DESRI IV, L.L.C, a Delaware limited liability company which was formed to acquire a company that owns and operates a wind energy project.

3.
In 2013, we made an initial investment of $5.2 million in DESRI V, L.L.C., a Delaware limited liability company (“DESRI V”) engaging in solar energy projects. In 2014, we invested an additional $2.8 million in DESRI V.

4.
In 2014, we made an investment of $2.0 million in DESRI VI, L.L.C., a Delaware limited liability company engaging in alternative solar energy projects.

5.
In 2017 and 2018, we made an aggregate of  $8.8 million in loans to Headwater Renewables L.L.C., a Delaware limited liability company.

6.
In 2018, we made a $521,000 investment in DESRI VII, LLC, a Delaware limited liability company engaging in alternative solar energy projects.

We may consider making additional investments with affiliates of the D. E. Shaw Affiliates from time to time.
Airplane Lease
We lease airplanes from an unrelated third-party aircraft management company. Among the planes leased to us is an airplane owned by an affiliate of Mr. Abram. Total fees paid by us to the third-party aircraft management company in 2018 that were attributable to aircraft owned by Mr. Abram’s affiliate were approximately $123,000.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The below table sets forth information as of March 15, 2019 regarding the beneficial ownership of our common shares by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding common shares, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table appearing in the “Executive Compensation” section of this proxy statement and (4) all of our directors, nominees and executive officers as a group.
The amounts and percentages owned are reported on the basis of the SEC’s rules governing the determination of beneficial ownership of securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as issued and outstanding all shares that a person would receive upon exercise of options held by that person that are immediately exercisable or exercisable within 60 days of March 15, 2019. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as issued and outstanding for the purpose of computing the percentage ownership of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities.
As of March 15, 2019, there were a total of 30,143,966 common shares issued and outstanding.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
5% or more Shareholders:
BlackRock, Inc.	4,124,903(1)	13.7%
Wellington Management Group LLP	2,869,904(2)	9.5%
Principal Global Investors, LLC	2,319,935(3)	7.7%
The Vanguard Group	1,730,504(4)	5.7%
Directors and Executive Officers:(5)
J. Adam Abram	406,260(6)	1.3%
Robert P. Myron	282,572(7)	*
Janet Cowell	3,872	*
Christopher L. Harris	__	*
Bryan Martin	3,822	*
Jerry R. Masters	20,822	*
Michael T. Oakes	13,672	*
Sundar Srinivasan	__	*
Ollie L. Sherman, Jr.	2,666	*
David Zwillinger	3,822	*
Sarah C. Doran	10,186	*
Richard Schmitzer	297,466(8)	*
Terence McCafferty	__	*
Daniel Heinlein	27,128(9)	*
All directors, nominees and executive officers as a group (14 persons)	1,072,288(10)	3.5%

*
Represents beneficial ownership of less than 1%.

(1)
Information is based on Amendment No. 2 to Schedule 13G filed with the SEC on January 31, 2019 by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power over 4,039,823 common shares and sole dispositive power over 4,124,903 common shares. The common shares are reported as beneficially owned by BlackRock and certain of its subsidiaries. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(2)
Information is based on Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 2019 by Wellington Management Group LLP (“Wellington Management Group”), Wellington Group Holdings LLP (“Wellington Group Holdings”), Wellington Investment Advisors Holdings LLP (“Wellington Advisors Holdings”) and Wellington Management Company LLP (“Wellington Management Company”, and collectively with Wellington Management Group, Wellington Group Holdings and Wellington Advisors Holdings, “Wellington”). Wellington reported shared voting power and shared dispositive power by Wellington Management Group, Wellington Group Holdings and Wellington Advisors Holdings over 2,565,955 common shares and 2,869,904 common shares, respectively, and shared voting power and dispositive power by Wellington Management Company of 2,556,257 common shares and 2,760,741 common shares, respectively. Wellington reported that (i) the securities as to which the Amendment No. 1 to Schedule 13G was filed by Wellington Management Group, as parent holding company of certain holding companies and certain affiliated investment advisors (the “Wellington Investment Advisers”), are owned of record by clients of the Wellington Investment Advisers, (ii) Wellington Advisors Holdings controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers, (iii) Wellington Advisors Holdings is owned by Wellington Group Holdings, and (iv) Wellington Group Holdings is owned by Wellington Management Group. The address of Wellington is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(3)
Information is based on a Schedule 13G filed with the SEC on February 14, 2019 by Principal Global Investors, LLC (“PGI”). PGI reported shared voting power over 2,319,935 common shares and shared dispositive power over 2,319,935 common shares. The address of PGI is 801 Grand Avenue, Des Moines, IA 50392.

(4)
Information is based on a Schedule 13G filed with the SEC on February 11, 2019 by The Vanguard Group (“Vanguard”). Vanguard reported sole voting power over 40,460 common shares, shared voting power over 2,500 common shares, sole dispositive power over 1,690,775 common shares and shared dispositive power over 39,729 common shares. The common shares are reported as beneficially owned by Vanguard and certain of its subsidiaries. The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA, 19355.

(5)
The address of each director, nominee and executive officer listed is c/o James River Group Holdings, Ltd., P. O. Box 1502, Hamilton HM FX, Bermuda.

(6)
The reported amount includes 800 common shares owned by the Ruth M. Maguire Trust, of which Mr. Abram is a co-trustee and a beneficiary.

(7)
The reported amount includes 54,054 common shares issuable upon the exercise of vested options.

(8)
The reported amount includes 191,526 common shares issuable upon the exercise of vested options.

(9)
The reported amount includes 19,192 common shares issuable upon the exercise of vested options.

(10)
The reported amount includes 264,772 common shares issuable upon the exercise of vested options.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
At the Annual Meeting, shareholders will elect four individuals to serve as Class II directors and hold office until our 2022 annual general meeting of shareholders.
The nominees were recommended and approved for nomination by the Nominating and Corporate Governance Committee of our Board of Directors. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the four nominees recommended by our Board of Directors unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates.
If, for any reason, any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our Board of Directors may reduce the number of directors. Our Board of Directors, however, has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.
Each of Janet Cowell, Jerry R. Masters, Ollie L. Sherman, Jr. and Sundar Srinivasan have been nominated to stand for election at the Annual Meeting to hold office as a Class II director until the 2022 annual general meeting of shareholders or until his or her successor is duly elected and qualified.
Required Vote and Recommendation
Each director will be elected by a plurality of the votes cast in the election of directors at the Annual Meeting, either in person or represented by properly authorized proxy. This means that the four nominees who receive the largest number of  “FOR” votes cast will be elected as directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2
TO APPROVE THE RE-APPOINTMENT OF ERNST & YOUNG LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITOR TO SERVE UNTIL THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO AUTHORIZE OUR BOARD OF DIRECTORS, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION
Upon the recommendation of our Audit Committee, our Board of Directors proposes that our shareholders approve the re-appointment of Ernst &Young LLP, an independent registered public accounting firm, as our independent auditor to serve until the 2020 annual general meeting of shareholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make any statement he or she may desire, and to be available to respond to appropriate questions from shareholders.
Our Audit Committee engages in an annual evaluation of Ernst &Young LLP’s insurance industry qualifications and expertise, assesses the quality of its service, its sufficiency of resources, the quality of communication and interaction with it and its independence, objectivity and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent public accounting firm.
Required Vote and Recommendation
The approval of the re-appointment of Ernst & Young LLP as our independent auditor requires the affirmative vote of a majority of the votes cast on the matter. If our shareholders do not vote to approve the re-appointment of Ernst & Young LLP as our independent auditor, our Audit Committee will reconsider such re-appointment. Even if our shareholders do vote to approve the re-appointment of Ernst & Young LLP, our Audit Committee retains the discretion to reconsider its re-appointment as our independent auditor if the Audit Committee believes it necessary to do so in the best interest of the Company and our shareholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR TO SERVE UNTIL THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO AUTHORIZE OUR BOARD OF DIRECTORS, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION.
Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees for professional services rendered to us or on our behalf by Ernst & Young LLP for the years ended December 31, 2018 and 2017 are as follows:
	2018	2017
Audit Fees	$2,097,858	$1,779,502
Audit-Related Fees	90,610	204,859
Tax Fees	298,278	233,335
All Other Fees	1,995	1,995
Total Fees	$2,488,741	$2,219,691

The items set forth in the above table generally consisted of the following items:
Audit Fees.   Audit fees consisted of fees incurred in connection with the Company’s annual financial statement audits and statutory audits and review of quarterly financial statements.
Audit-Related Fees.   Audit-related fees consisted of fees incurred for comfort letter procedures, post-report review procedures and secondary securities offerings in 2018 and 2017.
Tax Fees.   Tax fees in 2018 and 2017 primarily consisted of tax compliance services and tax advisory services related to foreign tax filings and transfer pricing.

All Other Fees.   All other fees in 2018 and 2017 were for permitted accounting research software licensing fees.
The Audit Committee has concluded that the provision of the aforementioned services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Pre-Approval of Services
The Audit Committee has a policy requiring it to pre-approve all audit and non-audit services performed by the Company’s independent auditor. The Committee may delegate pre-approval authority to the chairman of the Audit Committee or his designee. When pre-approving all services by the independent auditor, the Committee will consider whether the provision of such services is consistent with maintaining the independent auditor’s independence.
During our 2018 and 2017 fiscal years, all audit, audit-related, tax fees and other fees for services performed by Ernst & Young LLP were pre-approved by the Audit Committee in compliance with applicable SEC requirements.
Report of the Audit Committee
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2018 with the management of the Company and the Company’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard (AS) 1301 (previously AS No. 16), Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and has discussed with Ernst & Young LLP the independence of such independent registered public accounting firm. The Audit Committee also has considered whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.
Based on its review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2018 for filing with the SEC.
The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm.
Audit Committee
Jerry R. Masters, Chairman
Janet Cowell
Christopher L. Harris
Ollie L. Sherman, Jr.

PROPOSAL NO. 3
TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE 2018 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, we are providing our shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.
As described in detail above under the heading “Executive Compensation-Compensation Discussion and Analysis,” our executive compensation programs are designed to achieve three principal objectives: (i) to attract, motivate and retain talented executives, (ii) to create an alignment of interests between our executives and shareholders through the grant of one or more equity awards, and (iii) to reward performance that supports our principles of building long-term shareholder value overall, and to recognize individual performance the Compensation Committee believes contributes to the success of our company. Please read the “Compensation Discussion and Analysis” and the “Summary Compensation Table” and related information in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2018.
We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation paid to our named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
While the advisory vote on executive compensation is non-binding, we expect that our Compensation Committee and Board will consider the voting results for this proposal in evaluating our executive compensation programs.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL ON A NON-BINDING, ADVISORY BASIS, OF THE 2018 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4
TO APPROVE AN AMENDMENT TO THE JAMES RIVER GROUP HOLDINGS, LTD. 2014 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN
We are asking our shareholders to approve an amendment to the Non-Employee Director Plan to increase the number of common shares authorized for issuance (the “Share Reserve”) by 100,000 shares. The Board approved the amendment to the Non-Employee Director Plan on February 20, 2019, subject to the approval of our shareholders. For the reasons stated below, the Board believes this amendment is in our best interests as well as the best interests of our shareholders and recommends that our shareholders approve this proposal.
The Non-Employee Director Plan is intended to enable us to attract and retain individuals who may perform services for the Company as non-employee directors, to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in our success.
The existing Non-Employee Director Plan was adopted by the Board and our shareholders on November 18, 2014, and became effective immediately prior to the consummation of our initial public offering. Without taking account of the proposed increase in the Share Reserve, the remaining Share Reserve under the Non-Employee Director Plan as of March 15, 2019 was 8,594 common shares.
Information Regarding Share Usage and Dilution
The following table sets forth the number of common shares available for future awards under each of the Non-Employee Director Plan, the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan, as amended (the “2014 LTIP”), and the Amended and Restated James River Group Holdings, Ltd. Equity Incentive Plan (the “Equity Incentive Plan”), which are all of the equity plans under which we currently have outstanding equity awards as of March 15, 2019:
	Available for Future Awards	Additional Shares Requested in this Proposal	Total Available for Future Awards if this Proposal is Approved
Non-Employee Director Plan	8,594	100,000	108,594
2014 LTIP	1,575,796(1)	—	1,575,796
Equity Incentive Plan(2)	—	—	—
Total	1,584,390	100,000	1,684,390

(1)
Pursuant to the terms of the 2014 LTIP, 500,000 of the shares remaining available for issuance under this plan may only be awarded in the form of share appreciation rights or options.

(2)
In connection with our IPO, the Equity Incentive Plan was amended to provide that no further equity-based grants would be made under the plan.

The following table sets forth information concerning outstanding awards under the Company’s plans as of March 15, 2019:
	2014 Non- Employee Director Incentive Plan	2014 LTIP	Equity Incentive Plan	Total
Shares underlying outstanding share options(1)	—	942,353	86,313	1,028,666
Shares underlying outstanding restricted share units(2)	13,069	343,425	—	356,494
Total shares underlying outstanding awards	13,069	1,285,778	86,313	1,385,160
Total shares underlying outstanding awards as a percentage of shares outstanding	Less than 0.1%	4.3%	0.3%	4.6%

(1)
The Company has granted no share appreciation rights.

(2)
The Company has no restricted share awards outstanding. All outstanding full-value awards are restricted share units.

As of March 15, 2019, the weighted average exercise price of all outstanding share options is $29.04, and the weighted average remaining contractual life of all outstanding share options is 3.5 years.
Summary of the Non-Employee Director Plan
The following is a summary of the Non-Employee Director Plan. It is qualified by reference to the full text of the Non-Employee Director Plan, which is attached as Appendix A to this proxy statement (with the proposed amendment to the Non-Employee Director Plan highlighted). Shareholders are encouraged to review the Non-Employee Director Plan, as proposed to be amended, carefully.
Authorized Shares
The number of common shares currently authorized for issuance under the Non-Employee Director Plan is 50,000 (150,000 if the amendment is approved). The following will remain available for issuance as awards under the Non-Employee Director Plan and will not be applied to the above share limit: (1) dividends or dividend equivalents paid in cash in connection with outstanding awards, (2) any shares subject to an award under the Non-Employee Director Plan which award is forfeited, cancelled, terminated, expires or lapses for any reason and (3) shares and any awards that are granted through the settlement, assumption, or substitution of outstanding awards previously granted, or through obligations to grant future awards, as a result of a merger, amalgamation, consolidation, or acquisition of the employing company with or by the Company. If an award is to be settled in cash, the number of shares on which the award is based will not count toward the above share limits.
Eligibility and Administration
Only directors that are not employees of the Company or any of its subsidiaries will be eligible to participate in the Non-Employee Director Plan. The Compensation Committee or such other committee as may be appointed by our board of directors (the “Non-Employee Director Plan Committee”) will administer the Non-Employee Director Plan. Subject to the terms of the Non-Employee Director Plan, NASDAQ rules and applicable laws, the Non-Employee Director Plan Committee may select the participants who will receive awards, the types of awards they will receive and their terms and conditions, and will have the authority to make all other determinations necessary or advisable for the administration of the Non-Employee Director Plan. Awards under the Non-Employee Director Plan will be made by the board of directors following the recommendation of the Non-Employee Director Plan Committee. Notwithstanding the foregoing and the description below, our board of directors, upon recommendation of the Compensation Committee or otherwise, may take all action that the Non-Employee Director

Plan Committee is permitted to take under the Non-Employee Director Plan. In this regard, pursuant to the Compensation Committee’s charter, the board of directors will, upon the recommendation of the Compensation Committee, determine the amounts and terms of non-employee director equity awards under the Non-Employee Director Plan.
Awards
General.   The Non-Employee Director Plan permits awards of non-qualified share options, share appreciation rights, restricted shares, performance shares, restricted share units and other awards. However, since the plan’s inception, we have only awarded restricted share units under the plan.
Options.   Non-qualified share options may be granted for such number of shares as the Non-Employee Director Plan Committee determines. The Non-Employee Director Plan Committee will be authorized to set the terms of an option. The purchase price of the option will be set forth in the award but may not be less than 100% of the fair market value of a share on the grant date. The maximum term of an option granted to an individual in the United States under the Non-Employee Director Plan will be ten years.
Share Appreciation Rights.   Share appreciation rights will entitle the participant, subject to the terms and conditions of the award, to all or a portion of the excess of the fair market value of a specified number of shares on the exercise date over a specified price, which will not be less than 100% of the fair market value of a share on the grant date. Each share appreciation right may be exercisable in whole or in part according to the terms and conditions set forth in the award. The maximum term of a share appreciation right granted to an individual in the United States under the Non-Employee Director Plan will be ten years. Except as otherwise provided in the award, upon exercise of a share appreciation right, the participant will receive cash, shares or a combination of cash and shares (as determined by the Non-Employee Director Plan Committee if not otherwise specified in the award) as promptly as practicable after exercise.
Performance Shares.   Performance shares will entitle the participant to future payments based upon the achievement of performance targets established in writing by the Non-Employee Director Plan Committee. The award may establish that a portion of the maximum amount of an award will be paid for performance that exceeds the minimum target but falls below the maximum target and shall provide for the timing of payment. The Non-Employee Director Plan Committee will determine whether payment shall be made in cash, shares or a combination of cash and shares.
Restricted Shares and Restricted Share Units.   Restricted shares may be granted in the form of shares registered in the name of the participant but held by the Company until the restrictions have lapsed. Restricted share units are units representing a value equal to the same number of shares. Subject to conditions and restrictions as the Non-Employee Director Plan Committee may establish in the award, during any period that an award of restricted shares or restricted share units will be restricted, (1) recipients of restricted share awards may exercise full voting rights with respect to such shares and will be entitled to all dividends and other distributions paid with respect to such shares while they are so restricted and (2) recipients of restricted share unit awards will have no dividend rights with respect to the shares subject to such restricted share units, other than as the Non-Employee Director Plan Committee so provides, and will have no voting rights. Any dividends may be paid currently or may be credited to a recipient’s account and may be subject to such restrictions and conditions as the Non-Employee Director Plan Committee may establish.
Other Forms of Awards.   The Non-Employee Director Plan Committee may from time to time grant other awards under the Non-Employee Director Plan, including, without limitation, cash bonus awards, securities convertible into common shares and phantom securities. The terms and conditions of such awards will be determined by the Non-Employee Director Plan Committee, acting within its discretion under the Non-Employee Director Plan.
Performance-Based Awards.   Awards under the Non-Employee Director Plan may be made subject to the achievement of performance goals, which shall be established by the Non-Employee Director Plan Committee.

Award Agreements
Awards under the Non-Employee Director Plan will be evidenced by award agreements that provide additional terms, conditions, restrictions or limitations regarding the award, as determined by the Non-Employee Director Plan Committee in its sole discretion.
Transferability
Generally, any awards made under the Non-Employee Director Plan may not be sold, assigned, transferred or exchanged, except as otherwise permitted by the Non-Employee Director Plan Committee. Additionally, an option or share appreciation right may only be exercised by the participant during his or her lifetime, except as otherwise permitted by the Non-Employee Director Plan Committee.
Capital Change Adjustments
In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of its assets or a merger, amalgamation, or consolidation of the Company with or into any other corporation (regardless of whether the Company is the surviving corporation), divestiture, distribution of assets to shareholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, dividend, share split, reverse share split, share combination or exchange or consolidation, rights offering, spin-off, and other similar types of capital changes that affect the Company’s common shares, appropriate adjustments to the awards under the Non-Employee Director Plan will be made by the Non-Employee Director Plan Committee.
Change in Control
Unless otherwise provided in an award agreement, in the event of a “change in control” (as defined below), a director whose service with the Company is terminated without “cause” within 12 months of the change in control transaction will have (1) all options or share appreciation rights held by such person become immediately exercisable if not then fully exercisable, (2) the period of restriction on all restricted shares, restricted share units and any other award expire and such awards vest immediately and (3) any other vesting criteria or performance goals deemed achieved at 100% target levels, in each case as of the date of termination of the director’s service with the Company. Additionally, in the event of a change in control, the Non-Employee Director Plan Committee may, to the extent the Non-Employee Director Plan Committee determines it is permitted under Section 409A of the Code, cancel any outstanding award and pay to the holders thereof the value of the award, in cash or common shares, based upon the price per common share to be received by other shareholders of the Company, or provide for the assumption of or issuance of substitute awards.
A “change in control” will generally be defined as (1) the purchase or other acquisition by any person or entity of beneficial ownership of 50% or more of either the then outstanding common shares of the Company or the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (2) the consummation of a merger or consolidation or other transformative transaction involving the Company such that persons who were the shareholders of the Company immediately prior to such change in control transaction do not immediately thereafter own 50% of the outstanding common shares or voting securities or (3) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.
Forfeiture and Clawback
The Non-Employee Director Plan Committee may specify in an award agreement applicable to an award under the Non-Employee Director Plan that the recipient’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an award. Additionally, any award granted under the Non-Employee Director Plan which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any Company policy.

Amendment, Modification and Termination
Subject to the terms of the Non-Employee Director Plan, our board of directors may at any time amend, modify or suspend the Non-Employee Director Plan, and the Non-Employee Director Plan Committee may at any time alter or amend any or all awards under the Non-Employee Director Plan to the extent permitted by law. Any alterations or amendments may be made unilaterally by the Non-Employee Director Plan Committee, subject to the provisions of the Non-Employee Director Plan, unless such amendments are deemed by the Non-Employee Director Plan Committee to be materially adverse to the participants and are not required as a matter of law. Amendments will be subject to approval of the shareholders of the Company only as required by law, or if the amendment increases the total number of shares available under the Non-Employee Director Plan, except as adjusted for specified changes in capitalization. Unless sooner terminated, the Non-Employee Director Plan will automatically terminate on the tenth anniversary of its effective date. No awards shall be granted pursuant to the Non-Employee Director Plan after such termination or expiration, but outstanding awards may extend beyond that date.
Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences that generally will arise with respect to awards granted under the Non-Employee Director Plan and with respect to the sale of common shares acquired under the plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. This summary is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (“Code”), and regulations promulgated thereunder, and is therefore subject to change.
Non-Qualified Share Options.   If a participant receives a non-qualified share option, the participant will not recognize income at the time of the grant of the share option; however, the participant will recognize ordinary income upon the exercise of the non-qualified share option. The amount of ordinary income the participant recognizes equals the difference between (a) the fair market value of the shares on the date of exercise and (b) the amount paid for the shares. We will be entitled to a deduction in the same amount. The ordinary income the participant recognizes will be subject to any applicable tax withholding by the Company. When the participant sells these shares, any difference between the sales price and the basis (i.e., the amount paid for the shares plus the ordinary income recognized by the participant) will be treated as a capital gain or loss.
Restricted Shares.   Unless a timely Section 83(b) election is made, a participant generally will not recognize taxable income upon the grant of restricted shares because the restricted shares generally will be nontransferable and subject to a substantial risk of forfeiture. A participant will recognize ordinary income when the restrictions that impose a substantial risk of forfeiture of the shares or the transfer restrictions (collectively, the “Restrictions”) lapse. The amount recognized will be equal to the difference between the fair market value of the shares at this time and the original purchase price paid for the shares, if any. The ordinary income recognized by a participant with respect to restricted shares awarded under the plan will be subject to any applicable tax withholding by the Company. If a timely Section 83(b) election has not been made, any dividends received with respect to common shares subject to the Restrictions will be treated as additional compensation income and not as dividend income. A participant may elect, pursuant to Section 83(b) of the Code, to recognize as ordinary income the fair market value of the restricted shares upon grant, notwithstanding that the restricted shares would otherwise not be includable in gross income at that time. If the election is made within 30 days of the date of grant, then the participant would include in gross income an amount equal to the difference between the fair market value of the restricted shares on the date of grant and the purchase price paid for the restricted shares, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the participant disposes of the shares. If the section 83(b) election is made, the participant’s capital gains holding period begins on the date of grant.
This Section 83(b) election is irrevocable. If a Section 83(b) election is made and a participant then forfeits the restricted shares, the participant may not deduct as a loss the amount previously included in gross income.
A participant’s tax basis in restricted shares received pursuant to the plan will be equal to the sum of the amount (if any) the participant paid for the common shares and the amount of ordinary income recognized by the participant as a result of making a Section 83(b) election or upon the lapse of the Restrictions. Unless a Section 83(b) election is made, the participant’s holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on the shares lapse.
In general, we will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by a participant with respect to restricted shares awarded pursuant to the plan.
If, subsequent to the lapse of the Restrictions on the shares, a participant sells the shares, the difference, if any, between the amount realized from the sale and the tax basis of the shares to the participant will be taxed as a capital gain or capital loss.
Share Appreciation Rights / Performance Shares / Restricted Share Units.   A participant generally will not recognize taxable income upon the grant of share appreciation rights, performance shares or restricted share units. Instead, the participant will recognize as ordinary income, and we will have a corresponding deduction, any cash delivered and the fair market value of any common shares delivered in payment of an amount due under the share appreciation right, performance share or restricted share unit. The ordinary income the participant recognizes will be subject to any applicable tax withholding by us.
Upon selling any shares received by a participant in payment of an amount due under a share appreciation right, performance share or restricted share unit, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common shares and the participant’s tax basis in the common shares (i.e. the ordinary income recognized by the participant).
Other Share-Based and Cash-Based Awards.   The tax consequences associated with any other share-based or cash-based award granted under the plan will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, the applicable holding period and the participant’s tax basis.
Section 409A of the Code.   Pursuant to Section 409A of the Code, significant restrictions have been imposed on the ability to defer the taxation of compensation, including, without limitation, the deferral of income pursuant to some of the arrangements described herein. Violation of Section 409A of the Code triggers immediate inclusion in income and application of income and additional taxes.
Section 280G of the Code and Section 4999 of the Code.   Under Section 280G of the Code and Section 4999 of the Code, we are prohibited from deducting any “excess parachute payment” and the individual must pay a 20% excise tax on any “excess parachute payment.” An individual’s “parachute payments” which exceed his or her average annual compensation will generally be treated as “excess parachute payments” if the present value of such payments equals or exceeds three times the individual’s average annual compensation during the “base period” prior to a “change in ownership or control” of the Company. A payment generally may be considered a “parachute payment” if it is contingent on a “change in ownership or control” of the Company.
Non-United States Taxpayers.   If a participant is subject to the tax laws of any country other than the United States, the participant should consult the participant’s own tax and legal advisors to determine the tax and legal consequences of any award received under the plan.
The foregoing statements are only a summary of certain U.S. federal income tax consequences of the Non-Employee Director Plan and is based on our understanding of present U.S. federal tax laws and regulations.
New Plan Benefits
We are not proposing any change to the types of benefits that any non-employee director may receive under the Non-Employee Director Plan. Our non-employee directors (with the exception of our Chairman) receive an annual RSU award with a fair market value on the date of grant of  $50,000, and our Chairman receives an RSU award with a fair market value of  $150,000 on the date of grant. However, in the future, our Non-Employee Director Plan Committee may choose to alter the type of equity award or fair market value of the award made to our non-employee directors under the Non-Employee Director Plan.

Accordingly, the benefits or amounts that non-employee directors will receive in the future under the Non-Employee Director Plan are not determinable. In 2018, our non-employee directors as a group were granted RSUs representing 11,331 common shares, and in 2019, our non-employee directors were granted RSUs representing 13,069 common shares.
Each of our non-employee directors has an interest in this proposal by virtue of their eligibility for awards under the Non-Employee Director Plan. Our executive officers and employees are not eligible for awards under the Non-Employee Director Plan.
Required Vote and Recommendation
The approval of the amendment to the Non-Employee Director Plan requires the affirmative vote of a majority of the votes cast on the matter.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE NON-EMPLOYEE DIRECTOR PLAN.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers, members of our Board of Directors and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms that they file.
To our knowledge, based solely on review of the copies of reports furnished to us and written representations that no other reports were required, all filing requirements under Section 16(a) of the Exchange Act applicable to the Company’s officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2018, with the exception of a late Form 4 filing to report two option exercises by Mr. Heinlein.
Other Business at the Annual Meeting
The Board of Directors does not intend to present any other matter at the Annual Meeting. The Board has not been informed that any other person intends to present any other matter for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.
Our financial statements for the year ended December 31, 2018 and the independent auditors’ report thereon will be formally presented at the Annual Meeting, but no shareholder action is required thereon.
Shareholder Proposals and Director Nominations for the 2020 Annual General Meeting of Shareholders
To submit shareholder proposals for the 2020 annual general meeting of shareholders for inclusion in the Company’s proxy statement pursuant to Exchange Act Rule 14a-8, materials must be received by us no later than December 4, 2019.
The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Secretary at James River Group Holdings, Ltd., c/o Conyers Corporate Services (Bermuda) Limited, Clarendon House, P.O. Box HM 1022, Hamilton HM DX, Bermuda. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion in the proxy statement.
The Company’s bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual general meeting of shareholders. The bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual general meeting of shareholders must deliver to the Company’s secretary a written notice of the shareholder’s intention to do so, which notice must include the information required by our bye-laws. To be timely, the shareholder’s notice must be delivered to or mailed and received by the Secretary at the registered office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting of shareholders; provided that if the date of the annual general meeting of shareholders is advanced more than 25 days prior to such anniversary date or delayed more than 25 days after such anniversary date then to be timely such notice must be received by the Secretary no earlier than 120 days prior to such annual general meeting of shareholders and no later than the later of 70 days prior to the date of the general meeting or the close of business on the 10th day following the earlier of the date on which notice of the general meeting was posted to shareholders or the date on which public announcement of the date of the general meeting was first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual general meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
For the 2020 annual general meeting of shareholders, the Company anticipates that any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s bye-laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than January 1, 2020 and no later than January 31, 2020. All director nominations and shareholder proposals must comply with the requirements of the Company’s bye-laws, a copy of which may be obtained at no cost from the Secretary of the Company.

Shareholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokerage firms, banks, and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our proxy materials and annual reports unless an affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.
If you are a beneficial owner of our common shares and you share an address with other beneficial owners, then your brokerage firm, bank, or other nominee may have delivered a single copy of this proxy statement and of our Annual Report for all beneficial owners sharing your address. To make a written or oral request for an individual copy of this proxy statement and of such Annual Report, please contact us at James River Group Holdings, Ltd., c/o Conyers Corporate Services (Bermuda) Limited, Clarendon House, P.O. Box HM 1022, Hamilton HM DX, Bermuda, or call us at (441) 278-4580. We will promptly deliver them to you.

Appendix A
JAMES RIVER GROUP HOLDINGS, LTD.
2014 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN*
1. Establishment and Purpose. James River Group Holdings, Ltd. hereby establishes, effective on the date that the initial public offering of the Company’s common shares is consummated immediately prior thereto, an incentive compensation plan known as the “James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan.” The purposes of the Plan are to enable the Company to attract and retain individuals who may perform services for the Company as Non-Employee Directors, to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company.
2. Definitions. The capitalized terms used in this Plan have the meanings set forth below.
(a) “Affiliate” means any corporation that is a Subsidiary of the Company and any limited liability company, partnership, corporation, joint venture, or any other entity in which the Company or any such Subsidiary owns an equity interest.
(b) “Award” means a grant made under this Plan in the form of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares or any Other Award, whether singly, in combination or in tandem.
(c) “Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an Award which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(d) “Board” means the Board of Directors of the Company.
(e) “Cause” shall mean, except as otherwise provided in an Award Agreement, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the Director’s appointment; (iv) willful conversion of corporate funds; or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to whether a Participate has been discharged for Cause.
(f) “Change in Control” shall mean, except as otherwise provided in an Award Agreement, any of the following: (i) the purchase or other acquisition (other than from the Company), in a single transaction or series of related transactions, by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; (ii) consummation of a reorganization, merger, amalgamation or consolidation involving the Company, in each case with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, amalgamation or consolidation do not, immediately thereafter, own more than 50% of, respectively, the Shares and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, amalgamated or consolidated corporation’s then-outstanding voting securities; or (iii) a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company. Notwithstanding anything herein to the contrary, an event described above shall be considered a Change in Control hereunder only if it also constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder with respect to any payment subject to Section 409A of the Code. A Change in Control shall be

* The proposed amendment described in Proposal 4 is underlined.

deemed to occur on the date on which the event giving rise to the Change in Control occurs, provided, in the case of a Change in Control by reason of a liquidation or dissolution of the Company, such date shall be the date on which the Company shall commence such liquidation or dissolution.
(g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
(h) “Committee” means the committee of directors appointed by the Board to administer this Plan. In the absence of a specific appointment, “Committee” shall mean the Compensation Committee of the Board.
(i) “Company” means James River Group Holdings Ltd., an exempted company registered under the laws of Bermuda, or any successor to all or substantially all of its businesses by merger, amalgamation, consolidation, purchase of assets or otherwise.
(j) “Continuous Service” means that the Participant’s service with the Company is not interrupted or terminated; provided that if any Award is subject to Section 409A of the Code, this determination shall be made in a manner consistent with Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absences.
(k) “Director” means a member of the Board.
(l) “Disability” means, except as otherwise provided in an Award Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee.
(m) “Effective Date” means the date immediately prior to the date that the initial public offering of the Shares is consummated.
(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor regulation.
(o) “Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:
(i) the closing sales price of a Share on the Nasdaq Stock Market, or if Shares are not quoted on the Nasdaq Stock Market, on the New York Stock Exchange (“NYSE”) or any similar system then in use, or
(ii) if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, which shall be conclusive and binding on all persons.
The determination of Fair Market Value shall be subject to adjustment as provided in Section 13(f) hereof.
(p) “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company (in one or a series of transactions), a merger, amalgamation or consolidation of the Company with or into any other corporation or company, regardless of whether the Company is the surviving corporation or company, or a statutory share exchange (or analogous proceedings under applicable Bermuda law) involving capital shares of the Company.
(q) “Non-Employee Director” means a member of the Board who is not an employee of the Company or one of its Subsidiaries.

(r) “Non-Qualified Share Option” means an Option not intended to be an “incentive share option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code.
(s) “Option” means a right to purchase Shares (or, if the Committee so provides in an applicable Award Agreement, Restricted Shares). For the avoidance of doubt, an Option shall only be a Non-Qualified Share Option.
(t) “Other Award” means a cash-based Award, an Award of Shares, or an Award based on Shares other than Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units or Performance Shares.
(u) “Parent” means a “parent corporation,” as that term is defined in Section 424(e) of the Code, or any successor provision.
(v) “Participant” means any Non-Employee Director to whom an Award is granted pursuant to the Plan or, if applicable, such other person who validly holds an outstanding Award.
(w) “Performance Criteria” means performance goals relating to certain criteria as further described in Section 12 hereof.
(x) “Performance Period” means one or more periods of time in duration, as the Committee may select, over which the attainment of one or more performance goals will be measured for the purpose of determining which Awards, if any, are to vest or be earned.
(y) “Performance Shares” means a contingent award of a specified number of Shares or Units, with each Performance Share equivalent to one or more Shares or a fractional Share or a Unit expressed in terms of one or more Shares or a fractional Share, as specified in the applicable Award Agreement, a variable percentage of which may vest or be earned depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.
(z) “Plan” means this James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan, as amended and in effect from time to time.
(aa) “Restricted Shares” means Shares granted under Section 10 hereof so long as such Shares remain subject to one or more restrictions.
(bb) “Restricted Share Units” means Units of Shares granted under Section 10 hereof.
(cc) “Shares” means the Company’s common shares, $0.0002 par value per share (as such par value may be adjusted from time to time), or any shares or securities issued in respect thereof by the Company or any successor to the Company as a result of an event described in Section 13(f).
(dd) “Share Appreciation Right” means a right pursuant to an Award granted under Section 8.
(ee) “Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.
(ff) “Successor” with respect to a Participant means, except as otherwise provided in an Award Agreement, the legal representative of an incompetent Participant and, if the Participant is deceased, the beneficiary, if any, designated on forms prescribed by and filed with the Committee. If no designation of a beneficiary has been made, or if the Committee shall be in doubt as to the rights of any beneficiary, as determined in the Committee’s discretion, the Successor shall be the legal representative of the estate of the Participant or the person or persons who may, by bequest, inheritance, will, or the laws of descent and distribution, or under the terms of an Award, acquire the right to exercise an Option or Share Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.
(gg) “Term” means the period during which an Option or Share Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Shares, Restricted Share Units, or any other Award are in effect.

(hh) “Unit” means a bookkeeping entry that may be used by the Company to record and account for the grant of Shares, Units of Shares, Share Appreciation Rights, Performance Shares, and any other Award expressed in terms of Units of Shares until such time as the Award is paid, canceled, forfeited or terminated. No Shares shall be issued at the time of grant, and the Company will not be required to set aside a fund for the payment of any such Award.
Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
3. Administration.
(a) Authority of Committee. The Committee shall administer this Plan or delegate its authority to do so as provided in Section 3(c) hereof or, in the Board’s sole discretion, the Board shall administer this Plan. Subject to the terms of the Plan and applicable laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:
(i) to construe and interpret the Plan and apply its provisions;
(ii) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
(iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv) to determine when Awards are to be granted under the Plan and the applicable grant date;
(v) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;
(vi) to determine the number of Shares or the amount of cash to be made subject to each Award, subject to the limitations set forth in this Plan;
(vii) to determine the type of Award and prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Agreement relating to such grant;
(viii) to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the performance goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;
(ix) to designate an Award (including a cash bonus) as a performance compensation Award and to select the Performance Criteria that will be used to establish the performance goals;
(x) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;
(xi) to determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited, or suspended;
(xii) to determine the duration and purpose of leaves and absences which may be granted to a Participant without constituting termination of service for purposes of the Plan;
(xiii) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
(xiv) to interpret, administer, or reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(xv) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
To the extent the Committee determines that the restrictions imposed by this Plan preclude the achievement of material purposes of the Awards in jurisdictions outside of the United States, the Committee has the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
The Committee shall not have the right, without shareholder approval to (i) reduce or decrease the purchase price for an outstanding Option or Share Appreciation Right, (ii) cancel an outstanding Option or Share Appreciation Right for the purpose of replacing or re-granting such Option or Share Appreciation Right with a purchase price that is less than the original purchase price, (iii) extend the expiration date of an Option or Share Appreciation Right, or (iv) deliver Shares, cash, or other consideration in exchange for the cancellation of an Option or Share Appreciation Right, the purchase price of which exceeds the Fair Market Value of the Shares underlying such Option or Share Appreciation Right.
(b) Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined to be arbitrary and capricious by a court having jurisdiction.
(c) Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan and the Company’s bye-laws, as may be adopted from time to time by the Board. The Board may abolish, suspend or supersede the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, at its sole discretion, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however, caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable in the best interests of the Company.
(d) Board Authority. Any authority granted to the Committee may also be exercised by the Board or another committee of the Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.
(e) Determination of Awards. The Committee may from time to time determine that each individual who is elected or appointed to the office of director as a Non-Employee Director receive an Award as compensation, in whole or in part, for such individual’s services as a director. In determining the level and terms of such Awards for Non-Employee Directors, the Committee may consider such factors as compensation practices of comparable companies with respect to directors, consultants’ recommendations, and such other information as the Committee may deem appropriate.
4. Shares Available; Maximum Payouts.
(a) Shares Available. Subject to adjustment in accordance with Section 13(f), a total of fifty thousand (50,000) Shares shall be available for the grant of Awards under the Plan, plus an additional one hundred thousand (100,000) Shares as approved by shareholders on April 30, 2019. Shares issued under this Plan may be authorized and unissued Shares or issued Shares held as treasury Shares. The following Shares may not again be made available for issuance as Awards: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Share Appreciation Right or Share Option, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Share Option or Share Appreciation Right, or (iii) Shares repurchased on the open market with the proceeds of a Share Option exercise price.
(b) Shares Not Applied to Limitations. The following will not be applied to the Share limitations of subsection 4(a) above: (i) dividends or dividend equivalents paid in cash in connection with outstanding Awards, (ii) any Shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason, and (iii) Shares and any Awards that are granted through the settlement, assumption, or substitution of outstanding awards previously granted, or through obligations to grant future awards, as a result of a merger, amalgamation, consolidation, or acquisition of the employing company with or by the Company. If an Award is to be settled in cash, the number of Shares on which the Award is based shall not count toward the Share limitations of subsection 4(a).
(c) Award Limitations. No Participant shall be granted (i) Options to purchase Shares and Share Appreciation Rights with respect to more than forty five thousand (45,000) Shares in the aggregate, (ii) any other Awards with respect to more than forty five thousand (45,000) Shares in the aggregate (or, in the event such Award denominated or expressed in terms of number of Shares or Units is paid in cash, the equivalent cash value thereof), or (iii) any cash bonus Award not denominated or expressed in terms of number of Shares or Units with a value that exceeds $5,000,000 in the aggregate, in each case, in any fiscal year of the Company under this Plan (such share limits being subject to adjustment under Section 13(f) hereof).
(d) No Fractional Shares. No fractional Shares may be issued under this Plan; fractional Shares will be rounded down to the nearest whole Share.
5. Eligibility. Awards may be granted under this Plan to any Non-Employee Director at the discretion of the Committee.
6. General Terms of Awards.
(a) Awards. Awards under this Plan may consist of Options, Share Appreciation Rights, Performance Shares, Restricted Shares, Restricted Share Units, or Other Awards.
(b) Agreements. Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of Restricted Shares, Shares, Restricted Share Units, or Performance Shares, or the amount of cash, subject to such Award Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Share Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (not inconsistent with this Plan) as determined by the Committee in its sole discretion.
(c) Term. Each Award Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Award and any applicable Performance Period, as the case may be, but in no event shall the Term of an Award or the Performance Period be longer than ten years after the date of grant; provided, however, that the Committee may, in its discretion, grant Awards with a longer term to Participants who are located outside the United States. An Award Agreement with a Participant may permit acceleration of vesting requirements and of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Award Agreement, which may, but, unless otherwise specifically provided in this Plan, need not, include, without limitation, acceleration resulting from the occurrence of the Participant’s death or Disability. Acceleration of the Performance Period and other performance-based Awards shall be subject to Section 9(b) or Section 12 hereof, as applicable.
(d) Transferability. Except as otherwise permitted by the Committee, during the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant’s legal representative) may exercise an Option or Share Appreciation Right or receive payment with respect to any other Award. Except as otherwise permitted by the Committee, no Award of Restricted Shares (prior to the expiration of the restrictions), Restricted Share Units, Options, Share Appreciation Rights, Performance Shares or Other Award (other than an award of Shares without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so (including pursuant to a decree of divorce or any judicial declaration of property division) shall be of no effect. Notwithstanding the immediately preceding sentence, an Award Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant’s death.
(e) Termination of Continuous Service Generally. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise and/or retain an Award following termination of the Participant’s service with the Company or its Affiliates, including, without limitation, upon death or a Disability, or other termination of Continuous Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among Award Agreements issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
(f) Change in Control. Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary, in the event of a Participant’s termination of Continuous Service without Cause during the 12-month period following a Change in Control, all Options and Share Appreciation Rights shall become immediately exercisable with respect to 100% of the Shares subject to such Options or Share Appreciation Rights, and/or the period of restriction shall expire and the Award shall vest immediately with respect to 100% of the Restricted Shares, Restricted Share Units, and any other Award, and/or all performance goals or other vesting criteria will be deemed achieved at 100% target levels and all other terms and conditions will be deemed met as of the date of the Participant’s termination of Continuous Service. In addition, in the event of a Change in Control, an Award may be treated, to the extent determined by the Committee to be appropriate and permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or Shares, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event; or (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion. In the case of any Option or Share Appreciation Right with an exercise price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option or Share Appreciation Right without the payment of consideration therefor.
(g) Rights as Shareholder. A Participant shall have no right as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.
(h) Performance Conditions. The Committee may require the satisfaction of certain performance goals as a condition to the grant, vesting or payment of any Award provided under the Plan.
7. Share Options.
(a) Terms of All Options.
(i) Grants. Each Option shall be granted pursuant to an Agreement as a Non-Qualified Share Option. The provisions of separate Options need not be identical. In no event may Options known as reload options be granted hereunder. Participants holding Options shall have no dividend rights with respect to Shares subject to such Options.
(ii) Purchase Price. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the applicable Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted and shall not be less than the par value of a Share. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, in cash or by certified or bank check. The purchase price may be paid, if the Committee so permits and upon such terms as the Committee shall approve, through delivery or tender to the Company of Shares held, either actually or by attestation, by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option) or through a net or cashless (broker-assisted) form of exercise as permitted by the Committee, or, if the Committee so permits, a combination thereof. Further, the Committee, in its discretion, may approve other methods or forms of payment of the purchase price, and establish rules and procedures therefor. Unless otherwise specifically provided in the Agreement, the purchase price of the Shares acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Shares acquired, directly or indirectly from the Company, shall be paid only by Shares that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).
(iii) Exercisability. Each Option shall vest and be exercisable in whole or in part on the terms provided in the Award Agreement. Unless otherwise provided in an Award Agreement, an Option that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Option grant date. Unless otherwise provided in an Award Agreement, an Option that vests based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the Option grant date. Notwithstanding the foregoing, vesting of an Option may be accelerated upon the occurrence of certain events as provided in the Award Agreement. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated. No Option may be exercised for a fraction of a Share.
(iv) Termination of Continuous Service. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of  (a) the date that is ninety (90) days following the termination of the Participant’s Continuous Service or (b) the expiration of the Term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.
(v) Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of  (a) the date that is one (1) year following such termination or (b) the expiration of the Term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.
(vi) Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates as a result of the Participant’s death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of  (a) the date that is one (1) year following the date of death or (b) the expiration of the Term of such Option as set forth in the Award Agreement. If, after the Participant’s death, the Option is not exercised within the time specified in the Award Agreement, the Option shall terminate.
8. Share Appreciation Rights.
(a) Grant. An Award of a Share Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Share Appreciation Right all or a portion of the excess of  (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Share Appreciation Right over (ii) a specified purchase price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Share Appreciation Right. Each Share Appreciation Right shall be subject to such terms as provided in the applicable Award Agreement. Except as otherwise provided in the applicable Award Agreement, upon exercise of a Share Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Shares or a combination of cash and Shares (as determined by the Committee if not otherwise specified in the Award Agreement) as promptly as practicable after such exercise. The Award Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Share Appreciation Right. Participants holding Share Appreciation Rights shall have no dividend rights with respect to Shares subject to such Share Appreciation Rights.
(b) Exercisability. Each Share Appreciation Right shall vest and be exercisable in whole or in part on the terms provided in the Award Agreement. Unless otherwise provided in an Award Agreement, a Share Appreciation Right that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Share Appreciation Right grant date. Unless otherwise provided in an Award Agreement, a Share Appreciation Right that vests based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the Share Appreciation Right grant date. Notwithstanding the foregoing, the vesting of a Share Appreciation Right may be accelerated upon the occurrence of certain events as provided in the Award Agreement. In no event shall any Share Appreciation Right be exercisable at any time after its Term. When a Share Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. No Share Appreciation Right may be exercised for a fraction of a Share.
9. Performance Shares.
(a) Initial Award. An Award of Performance Shares shall entitle a Participant to future payments based upon the achievement of performance targets established in writing by the Committee. Payment shall be made in cash or Shares, or a combination of cash and Shares, as determined by the Committee. Such performance targets and other terms and conditions shall be determined by the Committee in its sole discretion. The Award Agreement may establish that a portion of the maximum amount of a Participant’s Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Award Agreement shall provide for the timing of such payment.
(b) Acceleration and Adjustment. The applicable Award Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Shares awarded to a Participant, upon such terms and conditions as shall be set forth in the Award Agreement, upon the occurrence of certain events, which may, but need not, include without limitation, a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, share dividend, share split or share combination, or other event as provided in Section 13(f) hereof. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement, an Award subject to this Section 9 shall vest or be earned no more rapidly than immediate vesting on the first anniversary of the Award grant date.
(c) Voting; Dividends. Participants holding Performance Shares shall have no voting rights with respect to Shares subject to such Awards and shall have no dividend rights with respect to Shares subject to such Performance Shares other than as the Committee so provides, in its discretion, in an Award Agreement; provided, that, any such dividends shall be subject to such restrictions and conditions as the Committee may establish with respect to the Performance Shares and shall be payable only at the same time as the underlying Performance Shares may become earned, vested, and payable.
10. Restricted Share and Restricted Share Unit Awards.
(a) Grant. A Restricted Share Award is an Award of actual Shares, and a Restricted Share Unit Award is an Award of Units having a value equal to the Fair Market Value of an identical number of Shares. All or any part of any Restricted Share or Restricted Share Unit Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Award Agreement, which may include, but are not limited to, Continuous Service requirements, a requirement that a Participant pay a purchase price for such Award, the achievement of specific performance goals, and/or applicable securities laws restrictions. Subject to the restrictions set forth in the Award Agreement, during any period during which an Award of Restricted Shares or Restricted Share Units is restricted and subject to a substantial risk of forfeiture, (i) Participants holding Restricted Share Awards may exercise full voting rights with respect to such Shares and shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so restricted and (ii) Participants holding Restricted Share Units shall have no dividend rights with respect to Shares subject to such Restricted Share Units other than as the Committee so provides, in its discretion, in an Award Agreement, and shall have no voting rights with respect to such Awards. Any dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account and may be subject to such restrictions and conditions as the Committee may establish. If the Committee determines that Restricted Shares shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to execute and deliver to the Company an escrow agreement satisfactory to the Committee, if applicable, and an appropriate blank share power with respect to the Restricted Shares covered by such agreement.
(b) Restrictions.
(i) Restricted Shares awarded to a Participant shall be subject to the following restrictions until the expiration of the period during which the Award is restricted, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the share certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the Shares shall be subject to forfeiture for such period and subject to satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement; and (D) to the extent such Shares are forfeited, the share certificates, if any, shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.
(ii) Restricted Share Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the period during which the Award is restricted, and the satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Share Units are forfeited, all rights of the Participant to such Restricted Share Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.
(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Shares and Restricted Share Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date the Restricted Shares or Restricted Share Units are granted, such action is appropriate.
(c) Restricted Period. Unless otherwise provided in an Award Agreement, an Award of Restricted Shares or Restricted Share Units that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Award grant date. Unless otherwise provided in an Award Agreement, in the case of a Restricted Share or Restricted Share Units Award that vests based on performance standards, such Award shall not vest more rapidly than immediate vesting on the first anniversary of the Award grant date. Notwithstanding the foregoing, the vesting of a Restricted Share or Restricted Share Units Award may be accelerated upon the occurrence of certain events as provided in the Award Agreement. Each certificate representing Restricted Shares awarded under the Plan shall bear a legend in such form as the Company deems appropriate.
11. Other Awards. The Committee may from time to time grant Other Awards under this Plan, including without limitation those Awards pursuant to which a cash bonus award may be made or pursuant to which Shares may be acquired in the future, such as Awards denominated in Shares, Share Units, securities convertible into Shares and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Award Agreement for, the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate. In addition, the Committee may, in its sole discretion, issue such Other Awards subject to the performance criteria under Section 12 hereof.

12. Performance-Based Awards.
(a) Application. Notwithstanding any other provision of the Plan, the Committee may provide, in its discretion, that an Award granted to any Participant is subject to this Section 12, to the extent the Committee deems appropriate.
(b) Performance Goals. Awards under the Plan may be made subject to the achievement of Performance Criteria, which shall be performance goals established by the Committee relating to one or more business criteria, as determined in the sole discretion of the Committee.
(c) Adjustment of Payment. The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the performance-based Award(s) awarded to a Participant, upon such terms and conditions as shall be set forth in the Award Agreement, upon the occurrence of certain events, which may, but need not, include without limitation a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, share dividend, share split or share combination, or other event as provided in Section 13(f) hereof.
(d) Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate.
13. General Provisions.
(a) Effective Date of this Plan. This Plan shall become effective as of the Effective Date, provided that the Plan has been approved by the shareholders of the Company within one (1) year after the date the Plan is adopted by the Board.
(b) Duration of this Plan; Date of Grant. This Plan shall remain in effect for a term of ten (10) years following the Effective Date or until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section 13(e) hereof. No Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Awards may extend beyond that date. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, or such later effective date as determined by the Committee, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards to persons who are about to become Non-Employee Directors, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that such specified contingencies shall include, without limitation, that such person becomes a Non-Employee Director.
(c) Right to Terminate Service. Nothing in this Plan or in any Agreement shall confer upon any Participant the right to continue in the service of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the service of the Participant with or without cause.
(d) Tax Withholding. A Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that he or she incurs in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award, (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Participant whether or not pursuant to the Plan (including Shares otherwise deliverable), (ii) the Committee will be entitled to require that the Participant remit cash to the Company, or (iii) the Company may enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. Notwithstanding the foregoing, no Shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.
(e) Amendment, Modification and Termination of this Plan. Except as provided in this Section 13(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 13(e), the Committee may at any time alter or amend any or all Award Agreements under this Plan to the extent permitted by law, in which event, the term “Award Agreement” shall mean the Award Agreement as so amended. Any such alterations or amendments may be made unilaterally by the Committee, subject to the provisions of this Section 13(e), unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law. Amendments to this Plan are subject to approval of the shareholders of the Company only as required by applicable law or regulation, or if the amendment increases the total number of shares available under this Plan, except as provided in Section 13(f). No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Award Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Sections 9(b), 12(c) or 13(f) hereof does not adversely affect any right of a Participant or other person under an Award. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Non-Employee Directors with the maximum benefits provided or to be provided without adverse tax consequences under the provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.
(f) Adjustment for Changes in Capitalization. Appropriate adjustments in the aggregate number and type of securities that may be issued, represented, and available for Awards under this Plan, in the limitations on the number and type of securities that may be issued to an individual Participant, in the number and type of securities and amount of cash subject to Awards then outstanding, in the Option purchase price as to any outstanding Options, in the purchase price as to any outstanding Share Appreciation Rights, and, subject to Sections 9(b) and 12(c) hereof, in outstanding Performance Shares and performance-based Awards and payments with respect to outstanding Performance Shares and performance-based Awards, and comparable adjustments, if applicable, to any outstanding Other Award, automatically shall be made to give effect to adjustments made in the number or type of Shares through a Fundamental Change, divestiture, distribution of assets to shareholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, share dividend, share split, reverse share split, share combination or exchange or consolidation, rights offering, spin-off or other relevant change or similar or analogous change under applicable Bermuda law, provided that fractional Shares shall be rounded down to the nearest whole Share.
(g) Other Benefit and Compensation Programs. Payments and other benefits received by a participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
(h) Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.
(i) Limits of Liability.
(i) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreement.
(ii) Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

(iii) To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.
(j) Compliance with Applicable Legal Requirements. The Company shall not be required to issue or deliver a certificate for Shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges, if any, on which the Company’s Shares may, at the time, be listed.
(k) Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.
(l) Acceleration. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.
(m) Forfeiture. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
(n) Clawback and Noncompete. Notwithstanding any other provisions of this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement or otherwise. In addition and notwithstanding any other provisions of this Plan, any Award shall be subject to such noncompete provisions under the terms of the Award Agreement or any other agreement or policy adopted by the Company, including, without limitation, any such terms providing for immediate termination and forfeiture of an Award if and when a Participant becomes an employee, agent or principal of a competitor without the express written consent of the Company.
(o) Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.
(p) Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
(q) Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments and to enter into non-uniform and selective Award Agreements.
14. Substitute Awards. Awards may be granted under this Plan from time to time in substitution for awards held by directors of other corporations who are about to become Non-Employee Directors, or whose company for whom such individual provides services is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or a Subsidiary of the Company with another corporation, the acquisition by the Company or a Subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a Subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted.
15. Governing Law. To the extent that United States federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the internal laws New York, and construed accordingly, except for those matters subject to The Companies Act, 1981 of Bermuda (as amended), which shall be governed by such law, without giving effect to principles of conflicts of laws, and construed accordingly.
16. Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
17. Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments that are due within the short-term deferral period as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid adverse tax consequences under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any tax or penalty under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant or otherwise for such tax or penalty.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY E63613-P19896 For Against Abstain ! ! ! ! Yes No JAMES RIVER GROUP HOLDINGS, LTD. 1. To elect four Class II directors to our Board of Directors to hold office until our 2022 annual general meeting of shareholders. The Board of Directors recommends you vote FOR the nominees and FOR Proposals 2, 3 and 4. 1a. Janet Cowell 3. To approve, on a non-binding, advisory basis, the 2018 compensation of our named executive officers. NOTE: In their discretion, the proxy holders are authorized to vote on any other matters that may properly come before the meeting or any adjournments or postponements thereof. Nominees: For Withhold Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. To approve the re-appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditor to serve until the 2020 Annual General Meeting of Shareholders, and to authorize our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration. ! ! ! ! ! ! ! ! ! ! ! ! ! 1b. Jerry R. Masters 1c. Ollie L. Sherman, Jr. 1d. Sundar Srinivasan ! ! 4. To approve an amendment to the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan. JAMES RIVER GROUP HOLDINGS, LTD. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please allow sufficient time for your proxy card to be received prior to the date of the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com. E63614-P19896 James River Group Holdings, Ltd. Proxy for Annual General Meeting of Shareholders on April 30, 2019 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Robert P. Myron and Sarah C. Doran, and each of them, with full power of substitution and the power to act alone, as proxies to vote all of the common shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of James River Group Holdings, Ltd. (the “Company”) to be held on April 30, 2019 at the Company’s executive offices located at Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda at 8:00 a.m., local time, or at any postponement or adjournment thereof. The common shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the common shares will be voted “for” the nominees and “for” Proposals 2, 3 and 4 and in the discretion of the proxy holders on any other matters that may properly come before the meeting or any adjournments or postponements thereof. The undersigned acknowledges receipt of the Notice of the Annual General Meeting of Shareholders and the Company’s proxy statement pertaining thereto. Continued and to be signed on reverse side